Exhibit 4.15
                                 $106,000,000

                         SECOND AMENDED AND RESTATED
                               CREDIT AGREEMENT

                                     among


                          THE INTERLAKE CORPORATION,

                                 VARIOUS BANKS,

                          THE CHASE MANHATTAN BANK,

                           as ADMINISTRATIVE AGENT

                                      and

                              THE FIRST NATIONAL
                                BANK OF CHICAGO,

                            as DOCUMENTATION AGENT

                      __________________________________

                         Dated as of September 27, 1989
                                       and
                            Amended and Restated as of
                                December 22, 1997

                      __________________________________


TABLE OF CONTENTS
                                                                     Page
Section 1.                                   Amount and Terms of Credit.1
            1.01                                        The Commitments.1
            1.02                       Minimum Amount of Each Borrowing.1
            1.03                                    Notice of Borrowing.1
            1.04                                  Disbursement of Funds.2
            1.05                                                  Notes.2
            1.06                                            Conversions.3
            1.07                                    Pro Rata Borrowings.3
            1.08                                               Interest.3
            1.09                                       Interest Periods.4
            1.10                      Increased Costs, Illegality, etc..5
            1.11                                           Compensation.7

Section 2.                                            Letters of Credit.7
            2.01                                      Letters of Credit.7
            2.02                                  Minimum Stated Amount.8
            2.03                              Letter of Credit Requests.8
            2.04                        Letter of Credit Participations.8
            2.05          Agreement to Repay Letter of Credit Drawings.11
            2.06                                       Increased Costs.12

Section 3.                 Fees; Commitment; Reductions of Commitments.12
            3.01                                                  Fees.12
            3.02                    Voluntary Reduction of Commitments.13
            3.03                    Mandatory Reduction of Commitments.13

Section 4.                                       Prepayments; Payments.13
            4.01                                 Voluntary Prepayments.13
            4.02                                 Mandatory Prepayments.14
            4.03                           Method and Place of Payment.15
            4.04                                          Net Payments.15

Section 5.                                        Conditions Precedent.17
            5.01                 Conditions Precedent to the Second
                                            Restatement Effective Date.17
            5.02                       Conditions to All Credit Events.19
            5.03                    Special Condition to Certain Loans.19

Section 6.                  Representations, Warranties and Agreements.20
            6.01                                 Organizational Status.20
            6.02                                   Power and Authority.20
            6.03                                          No Violation.20
            6.04                                Governmental Approvals.21
            6.05                                     Pledge Agreements.21
            6.06                              Other Security Documents.21
            6.07          Financial Statements; Financial Condition;
                                         Undisclosed Liabilities, etc..21
            6.08                                            Litigation.22
            6.09                          True and Complete Disclosure.23
            6.10                   Use of Proceeds; Margin Regulations.23
            6.11                              Tax Returns and Payments.23
            6.12                                 Compliance with ERISA.23
            6.13                                        Capitalization.24
            6.14                                          Subsidiaries.25
            6.15                        Compliance with Statutes, etc..25
            6.16                                Investment Company Act.26
            6.17                    Public Utility Holding Company Act.26
            6.18            Patents, Licenses, Franchises and Formulas.26
            6.19                          Restrictions on Subsidiaries.26
            6.20                                            Properties.27
            6.21             Existing and Continued Security Interests.27

Section 7.                                       Affirmative Covenants.27
            7.01                                 Information Covenants.27
            7.02                        Books, Records and Inspections.29
            7.03                    Maintenance of Property, Insurance.30
            7.04                                  Corporate Franchises.30
            7.05                        Compliance with Statutes, etc..30
            7.06                                                 ERISA.30
            7.07                  End of Fiscal Years; Fiscal Quarters.31
            7.08                            Performance of Obligations.31
            7.09                                Permitted Acquisitions.31
            7.10                                 Inactive Subsidiaries.32
            7.11                                       Cash Management.32

Section 8.                                          Negative Covenants.32
            8.01                                                 Liens.32
            8.02           Consolidation, Merger, Sale of Assets, etc..33
            8.03                                         Distributions.35
            8.04                                                Leases.36
            8.05                                          Indebtedness.36
            8.06                       Advances, Investments and Loans.37
            8.07                          Transactions with Affiliates.39
            8.08                                  Capital Expenditures.39
            8.09                        Minimum Consolidated Net Worth.39
            8.10                           Minimum Consolidated EBITDA.39
            8.11               Limitation on Voluntary Payments and
                                     Modifications of Indebtedness;
                     Modifications of Certificate of Incorporation,
                            By-Laws and Certain Other Agreements, etc..40
            8.12           Limitation on Restrictions on Subsidiary
                              Dividends, Other Distributions and on
                                                     Granting of Liens.40
            8.13        Limitation on Issuances of Capital Stock by
                                                          Subsidiaries.41
            8.14                                              Business.41

Section 9.                                           Events of Default.41
            9.01                                              Payments.41
            9.02                                 Representations, etc..41
            9.03                                             Covenants.41
            9.04                        Default Under Other Agreements.41
            9.05                                      Bankruptcy, etc..42
            9.06                                                 ERISA.42
            9.07                                     Pledge Agreements.43
            9.08                              Other Security Documents.43
            9.09                                              Guaranty.43
            9.10                                             Judgments.43
            9.11                                     Change in Control.43
            9.12                             Environmental Liabilities.44

Section 10.                           Definitions and Accounting Terms.44
            10.01                                        Defined Terms.44

Section 11.                                   The Administrative Agent.60
            11.01                                          Appointment.60
            11.02                                     Nature of Duties.60
            11.03         Lack of Reliance on the Administrative Agent.60
            11.04           Certain Rights of the Administrative Agent.61
            11.05                                             Reliance.61
            11.06                                      Indemnification.61
            11.07  The Administrative Agent in its Individual Capacity.61
            11.08                                              Holders.62
            11.09              Resignation by the Administrative Agent.62

Section 12.                                              Miscellaneous.62
            12.01                            Payment of Expenses, etc..62
            12.02                                      Right of Setoff.63
            12.03                                              Notices.64
            12.04                               Successors and Assigns.64
            12.05                       No Waiver; Remedies Cumulative.67
            12.06                                    Payments Pro Rata.67
            12.07                           Calculations; Computations.68
            12.08     GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE.68
            12.09                                         Counterparts.69
            12.10                                        Effectiveness.69
            12.11                                 Headings Descriptive.69
            12.12                                  Amendment or Waiver.69
            12.13               Obligation to Make Payments in Dollars.70
            12.14                                             Survival.70
            12.15                                    Domicile of Loans.70
            12.16                                      Confidentiality.70
            12.17                Amendment and Restatement; ESOP Loans.71
            12.18  Conversion of Original Loans of Continuing Banks;
                    Termination of Commitments of Non-Continuing Banks.71


SCHEDULE I              Commitments
SCHEDULE II             Existing Letters of Credit
SCHEDULE III            Collateral Exceptions
SCHEDULE IV             Undisclosed Liabilities
SCHEDULE V              Subsidiaries
SCHEDULE VI             Statutory, Regulatory and Environmental Matters
SCHEDULE VII            Patents, Licenses, Franchises and Formulas
SCHEDULE VIII           Permitted Liens
SCHEDULE IX             Subsidiaries Permitted To Be Wound Up, Liquidated,
                          And/Or Dissolved
SCHEDULE X              Existing Debt
SCHEDULE XI             Designated Asset Sales
SCHEDULE XII            Mortgaged Properties
SCHEDULE XIII           Subsidiary Assignors/Subsidiary Guarantors/Subsidiary
                          Pledgors

EXHIBIT A               Notice of Borrowing
EXHIBIT B               Note
EXHIBIT C               Letter of Credit Request
EXHIBIT D               Opinion Requested from Jones, Day, Reavis & Pogue
EXHIBIT E               Opinion Requested from the General Counsel of the
                          Borrower
EXHIBIT F               Confirmation of Guaranty and Security Interests
EXHIBIT G               Assignment and Acceptance
EXHIBIT H               Confidentiality Letter


ANNEX A                 Amended and Restated Company Security Agreement
ANNEX B                 Amended and Restated Subsidiary U.S. Security
                          Agreement


                       SECOND AMENDED AND RESTATED CREDIT AGREEMENT, dated as of September 27, 1989, and amended and restated as of May 28, 1992 and as of December 22, 1997, among THE INTERLAKE CORPORATION, a Delaware corporation (the "Borrower"), THE CHASE MANHATTAN BANK (formerly Chemical
Bank) ("Chase"), THE FIRST NATIONAL BANK OF CHICAGO ("First National", together with Chase and any future participating financial institutions permitted under Section 12.04 as, the "Banks"), Chase, acting in the capacity and to the extent described in Section 11 as administrative agent (in such capacity, the "Administrative Agent") and First National, as documentation agent (the "Documentation Agent"). All capitalized terms used herein shall have the meanings provided in Section 10.

             Section 1.     Amount and Terms of Credit.

             1.01 The Commitments.   Subject to and upon the terms and
conditions set forth herein, each Bank severally agrees, (A) on the Second Restatement Effective Date, to convert an amount equal to such Bank's Percentage of all Original Loans outstanding on such date into Loans (defined below) and (B) at any time and from time to time on and after the Second Restatement Effective Date and prior to the Maturity Date, to make a revolving loan or revolving loans (each a "Loan" and, collectively, the "Loans") to the Borrower, which Loans:

             (i) shall, at the option of the Borrower, be Base Rate Loans or Eurodollar Loans, provided that all Loans comprising the same Borrowing shall at all times be of the same Type;

             (ii) may be repaid and reborrowed in accordance with the provisions hereof;

             (iii) shall not exceed for any Bank at any time outstanding that aggregate principal amount which equals the Commitment of such Bank at such time;

             (iv) shall not exceed for the Banks at any time outstanding that aggregate principal amount which, when added to the aggregate principal amount of Loans outstanding, equals the amount by which the Acquisition Basket Amount is reduced pursuant to clause (ii) of the definition thereof; and

             (v) shall not exceed for the Banks at any time outstanding that aggregate principal amount which, when added to the aggregate principal amount of all Loans then outstanding plus all Letter of Credit Outstandings, equals the Total Commitment less the Acquisition Basket Amount at such time.

             1.02 Minimum Amount of Each Borrowing. The aggregate principal amount of each Borrowing of Loans shall be not less than $5,000,000, provided that Borrowings of Loans constituting Base Rate Loans may be made in amounts not less than $1,000,000 (or, if less, the amount of the Total Unutilized Commitment) but at no time shall there be outstanding more than ten Eurodollar Loans.

             1.03 Notice of Borrowing. Whenever the Borrower desires to incur Loans hereunder on and after the Second Restatement Effective Date, the Borrower shall give the Administrative Agent at its Notice Office at least one Business Day's prior notice of each incurrence of Base Rate Loans and at least three Business Days' prior notice of each incurrence of Eurodollar Loans, provided that any such notice shall be deemed to have been given on a certain day only if given before 12:00 Noon (New York time) on such day. Each such notice (each a "Notice of Borrowing") shall be in the form of Ex-hibit A, appropriately completed to specify the aggregate principal amount of the Loans to be incurred pursuant to each such Borrowing being requested, the date of such incurrence (which shall be a Business Day), whether the Loans being made pursuant to each requested Borrowing are to be initially maintained as Base Rate Loans or Eurodollar Loans and, if Eurodollar Loans, the initial Interest Period to be applicable thereto.
The Administrative Agent shall promptly give each Bank notice of such proposed incurrence, of such Bank's proportionate share thereof, if any, and of the other matters required by the immediately preceding sentence to be specified in the Notice of Borrowing.

             1.04 Disbursement of Funds. No later than 12:00 Noon (New York time) on the date specified in each Notice of Borrowing, each Bank will make available its pro rata portion of each Borrowing requested to be made on such date to the Administrative Agent, in Dollars and in immediately available funds at the Payment Office, and the Administrative Agent will make available to the Borrower at the Payment Office the aggregate of the amounts so made available by the Banks. Unless the Administrative Agent shall have been notified by any Bank prior to the date of any such Borrowing that such Bank does not intend to make available to the Administrative Agent such Bank's portion of any such Borrowing to be made on such date, the Administrative Agent may assume that such Bank has made such amount available to the Administrative Agent on such date of such Borrowing and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Administrative Agent by such Bank, the Administrative Agent shall be entitled to recover such corresponding amount on demand from such Bank. If such Bank does not pay such corresponding amount forthwith upon the Administrative Agent's demand therefor, the Administrative Agent shall promptly notify the Borrower and the Borrower shall immediately pay such corresponding amount to the Administrative Agent. The Administrative Agent shall also be entitled to recover on demand from such Bank or the Borrower, as the case may be, (i) interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Administrative Agent to the Borrower until the date such corresponding amount is recovered by the Administrative Agent, at a rate per annum equal to (x) if recovered from such Bank, the overnight Federal Funds Rate for the first two days and the Alternate Base Rate thereafter and (y) if recovered from the Borrower, the then applicable rate for Base Rate Loans or Eurodollar Loans, as the case may be, as determined in accordance with
Section 1.08 plus (ii) in any case, an amount equal to any losses incurred by the Administrative Agent or any Bank (other than the Bank which failed to make its funds available) under any Hedging Agreement or otherwise as a result of the failure of such Bank to provide such amount as required in this Agreement. Nothing in this Section 1.04 shall be deemed to relieve any Bank from its obligation to fulfill its Commitment hereunder or to prejudice any rights which the Borrower may have against any Bank as a result of any default by any Bank hereunder.

             1.05 Notes.   (a)  The Borrower's obligation to pay the principal
of, and interest on, the Loans made by each Bank to the Borrower shall be evidenced by a promissory note duly executed and delivered to such Bank by the Borrower substantially in the form of Exhibit B hereto (each a "Note" and collectively the "Notes").

             (b) The Note issued to each Bank shall (i) be payable to the order of such Bank and be dated the Second Restatement Effective Date, (ii) be in a stated principal amount equal to the Commitment of such Bank and be payable in the outstanding principal amount of the Loans evidenced thereby from time to time, (iii) mature on the Maturity Date, (iv) bear interest as provided in Section 1.08 in respect of the Base Rate Loans or Eurodollar Loans, as the case may be, evidenced thereby and (v) be entitled to the benefits of this Agreement and all other Credit Documents.

             (c) Each Bank will note on its internal records the amount of each Loan made by it and each payment and conversion in respect thereof and will prior to any transfer of any of its Notes endorse on the reverse side thereof the outstanding principal amount of Loans evidenced thereby. Failure to make any such notation shall not affect the Borrower's obligations in respect of such Loans.

             1.06 Conversions. The Borrower shall have the option to convert on any Business Day, all or a portion equal to not less than $5,000,000 of the outstanding principal amount of Loans of one Type made to the Borrower pursuant to one or more Borrowings into a Borrowing of the other Type, provided that (i) except as otherwise provided in Section 1.10(b), Euro-dollar Loans may be converted into Base Rate Loans only on the last day of an Interest Period applicable thereto and no such partial conversion of Eurodollar Loans shall reduce the outstanding principal amount of Eurodollar Loans made pursuant to any single Borrowing to less than $5,000,000, (ii) Base Rate Loans may only be converted into Eurodollar
Loans if no Default or Event of Default is in existence on the date of conversion and (iii) no conversion pursuant to this Section 1.06 shall result in a greater number of Borrowings of Eurodollar Loans than is permitted under Section 1.02. Each such conversion shall be effected by the Borrower giving the Administrative Agent at its Notice Office prior to 12:00 Noon (New York time) at least three Business Days' in the case of conversions into Eurodollar Loans, or one Business Day's in the case of conversions into Base Rate Loans, prior notice (each a "Notice of Conversion") specifying the Loans to be so converted and, if to be converted into Eurodollar Loans, the Interest Period to be initially applicable thereto. The Administrative Agent shall give each Bank prompt notice of any such proposed conversion affecting any of its Loans.

             1.07 Pro Rata Borrowings. All Loans under this Agreement shall be incurred on and after the Second Restatement Effective Date from the Banks pro rata on the basis of their respective Commitments. It is understood that no Bank shall be responsible for the default by any other Bank of its obligation to make Loans hereunder and that each Bank shall be obligated to make the Loans provided to be made by it hereunder regardless of the failure of any other Bank to fulfill its Commitment hereunder.

             1.08 Interest.   (a)  The Borrower agrees to pay interest in
respect of the unpaid principal amount of each Base Rate Loan made to the Borrower from the Second Restatement Effective Date or if later the date of the Borrowing thereof until maturity thereof (whether by acceleration or otherwise) at a rate per annum which shall be the Applicable Margin plus the Alternate Base Rate in effect from time to time.

             (b) The Borrower agrees to pay interest in respect of the unpaid principal amount of each Eurodollar Loan made to the Borrower from the Second Restatement Effective Date or if later the date of the Borrowing thereof until maturity thereof (whether by acceleration or otherwise) at a rate per annum which shall, during each Interest Period applicable thereto, be the Applicable Margin plus the Adjusted LIBOR Rate for such Interest Period.

             (c) Overdue principal and, to the extent permitted by law, overdue interest in respect of each Loan shall bear interest at a rate per annum equal to the greater of (i) the rate which is 2% in excess of the rate then borne by such Borrowings or (ii) the rate which is 2% plus the Applicable Margin plus the Base Rate. Interest which accrues under this
Section 1.08(c) shall be payable on demand.

             (d)  Accrued (and theretofore unpaid) interest shall be payable
(i) in respect of each Base Rate Loan, quarterly in arrears on the last Business Day of each March, June, September and December, (ii) in respect of each Eurodollar Loan, on the last day of each Interest Period applicable thereto and, in the case of an Interest Period in excess of three months, on the date occurring three months after the first day of such Interest Period and (iii) in respect of each Loan, on any prepayment or conversion (on the amount prepaid or converted), at maturity (whether by acceleration or otherwise) and, after such maturity, on demand.

             (e) The Administrative Agent shall determine the interest rate applicable to Eurodollar Loans for each Interest Period and shall promptly notify the Borrower and the Banks thereof. Each such determination shall, absent manifest error, be final and conclusive and binding on all parties hereto.

             1.09 Interest Periods. At the time it gives any Notice of Borrowing or Notice of Conversion in respect of the making of, or conversion into, a Borrowing of Eurodollar Loans (in the case of the initial Interest Period applicable thereto) or on the third Business Day prior to the expiration of an Interest Period applicable to such a Borrowing (in the case of subsequent Interest Periods), the Borrower shall have the right to elect, by giving the Administrative Agent notice thereof, the interest period (each an "Interest Period") applicable to such Borrowing, which Interest Period shall, at the option of the Borrower, be either a one, two, three or six month period, provided that: (i) all Loans comprising a Borrowing shall have the same Interest Period; (ii) the initial Interest Period for any Borrowing of Eurodollar Loans shall commence on the date of such Borrowing (including the date of any conversion from a Borrowing of Base Rate Loans) and each Interest Period occurring thereafter in respect of such Borrowing shall commence on the day on which the next preceding Interest Period expires; (iii) if any Interest Period begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period, such Interest Period shall end on the last Business Day of such calendar month; (iv) if any Interest Period would otherwise expire on a day which is not a Business Day, such Interest Period shall expire on the next succeeding Business Day; provided, however, that if any Interest Period would otherwise expire on a day which is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day; (v) no Interest Period in respect of a Borrowing of Loans shall extend beyond the Maturity Date; and
(vi) no Interest Period for Eurodollar Loans may be selected at any time that a Default or Event of Default then exists. If prior to the expiration of any Interest Period, the Borrower has failed to elect or is prohibited from electing a new Interest Period to be applicable to such Borrowing as provided above, if such Borrowing is a Borrowing of Eurodollar Loans, the Borrower shall be deemed to have elected to convert such Borrowing into a Borrowing of Base Rate Loans effective as of the expiration date of such current Interest Period.

             1.10. Increased Costs, Illegality, etc. (a) In the event that any Bank shall have determined (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto but, with respect to clause (i) below, may be made only by the Administrative Agent):

            (i) on any date for the determination of an Adjusted LIBOR Rate that, by reason of any changes arising after the Initial Borrowing Date affecting the London interbank market, adequate and fair means do not exist for ascertaining the applicable interest rate on the basis provided for in the definition of Adjusted LIBOR Rate; or

           (ii) at any time, that such Bank shall incur increased costs or reductions in the amounts received or receivable hereunder (A) with respect to any Eurodollar Loan because of (x) any change (excluding any change in gross or net income taxes imposed by any jurisdiction or political subdivision or taxing authority having authority over such
        Bank) since the Initial Borrowing Date in any applicable law or governmental rule, regulation, guideline, order or request (whether or not having the force of law) (or in the interpretation or administra-tion thereof and including the introduction of any new law or governmental rule, regulation, guideline or order) such as, for example, but not limited to, a change in official reserve requirements, but, in all events, excluding reserves required under Regulation D to the extent included in the computation of the Adjusted LIBOR Rate, as the case may be, and/or (y) other circumstances affect-ing the London interbank market or such Bank's position therein, without duplication; or

          (iii) at any time, that the making or continuance of any Eurodollar Loan has become unlawful by compliance by such Bank with any law, governmental rule, regulation, guideline or order, or has become impracticable as a result of a contingency occurring after the date of this Agreement which materially and adversely affects the London interbank market or the position of such Bank in such market;

then, and in any such event, such Bank (or the Administrative Agent) shall on such date give notice (by telephone confirmed in writing) to the Borrower, except in the case of clause (i) above, to the Administrative Agent, of such determination (which notice the Administrative Agent shall promptly transmit to each Bank). Thereafter (x) in the case of clause (i) above as such clause relates to Eurodollar Loans, Eurodollar Loans shall no longer be available until such time as the Administrative Agent notifies the Borrower and the Banks that the circumstances giving rise to such notice by the Administrative Agent no longer exist, and any Notice of Borrowing or Notice of Conversion given by the Borrower with respect to Eurodollar Loans which have not yet been incurred (including by way of conversion) shall be deemed rescinded by the Borrower, (y) in the case of clause (ii) above, the Borrower shall pay to such Bank, within 10 days of receipt of the notice referred to below, such additional amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as the Bank in its sole discretion shall determine) as shall be required to compensate such Bank for such increased costs or reductions in amounts received or receivable hereunder (a written notice as to the additional amounts owed to such Bank, setting forth the basis for the calculation thereof, submitted to the Borrower by such Bank shall, absent manifest error, be final and conclusive and binding upon all parties hereto) and (z) in the case of clause (iii) above, the Borrower shall take one of the actions specified in Section 1.10(b) as promptly as possible and, in any event, within the time period required by law.

             (b) At any time that any Loan is affected by the circumstances described in Section 1.10(a)(ii) or (iii), the Borrower may (and in the case of a Loan affected pursuant to Section 1.10(a)(iii) shall) either
(x) if the affected Loan is then being made pursuant to a Borrowing or a conversion, either cancel said Borrowing or conversion or, if the notice therefor relates solely to Eurodollar Loans, convert the Notice of Borrowing or Notice of Conversion therefor into a Notice of Borrowing or Notice of Conversion, as the case may be, for Base Rate Loans, in either case by giving the Administrative Agent telephonic notice (confirmed in writing) thereof on the same date that the Borrower was notified by the Bank or the Administrative Agent pursuant to Section 1.10(a)(ii) or (iii) or (y) if the affected Loan is then outstanding, upon at least three Business Days' written notice to the Administrative Agent, prepay in full each Borrowing pursuant to which an affected Loan is outstanding or, if the notice relates solely to Eurodollar Loans, require the affected Bank to convert such Loan into a Base Rate Loan; provided that, if more than one Bank is similarly affected at any time, then the Banks must be treated the same pursuant to this Section 1.10(b).

             (c) If any Bank determines at any time that any change in or effectiveness of any applicable law or governmental rule, regulation, guideline or order concerning capital adequacy (including without limitation those announced or published prior to the Initial Borrowing
Date), or any change in interpretation or administration thereof by any governmental authority, central bank or comparable agency, will have the effect of increasing the amount of capital required or expected to be maintained by such Bank or any corporation controlling such Bank or reduce the rate of return on such capital based on the existence of such Bank's Commitment hereunder, its obligations and commitments in respect of Letters of Credit or its obligations hereunder, then the Borrower agrees to pay to such Bank, within 10 days of the receipt of the notice referred to below, such additional amounts as shall be required to compensate such Bank or such controlling corporation for the increased cost or reduced rate of return on capital as a result of such increase of capital or reduction, as the case may be. In determining such additional amounts, each Bank will act reasonably and in good faith and will use averaging and attribution methods which are reasonable, provided that such Bank's determination of compensation owing under this Section 1.10(c) shall, absent manifest error, be final and conclusive and binding on all the parties hereto. Each Bank, upon determining that any additional amounts will be payable pursuant to this Section 1.10(c), will give prompt written notice thereof to the Borrower, which notice shall show the basis for calculation of such additional amounts, although the failure to give any such notice shall not release or diminish the Borrower's obligations to pay additional amounts pursuant to this Section 1.10(c) within 10 days of receipt of notice.

             1.11. Compensation. The Borrower shall compensate each Bank, upon its written request (which request shall set forth the basis for requesting such compensation), for all reasonable losses, expenses and liabilities (including, without limitation, any loss, expense or liability incurred by reason of the liquidation or reemployment of deposits or other funds required by such Bank to fund its Eurodollar Loans) which such Bank may sustain: (i) if for any reason (other than a default by such Bank or the Administrative Agent) a Borrowing of, or conversion from or into, Eurodollar Loans does not occur on a date specified therefor in a Notice of Borrowing or Notice of Conversion (whether or not withdrawn by the Borrower or deemed withdrawn pursuant to Section 1.10(b)); (ii) if any repayment or conversion of any of its Eurodollar Loans occurs on a date which is not the last day of an Interest Period with respect thereto whether or not such prepayment occurs by reason of the exercise of rights or remedies held by or on behalf of such Bank pursuant to Section 9; (iii) if any prepayment of any of its Eurodollar Loans is not made on any date specified in a notice of prepayment given by the Borrower; or (iv) as a consequence of (x) any other default by the Borrower to repay its Loans when required by the terms of this Agreement or the Notes of such Bank or (y) any election made pursuant to Section 1.10(b).

             Section 2.     Letters of Credit.

             2.01 Letters of Credit. (a) Subject to and upon the terms and conditions herein set forth, the Borrower may request (x) any Issuing Bank at any time and from time to time on or after the Second Restatement Effective Date and prior to the Maturity Date, to issue, and subject to the terms and conditions contained herein such Issuing Bank shall issue, for the account of the Borrower, an irrevocable standby letter of credit denominated in Dollars and otherwise in such form as has been approved by such Issuing Bank and the Administrative Agent (each a "Standby Letter of Credit") in support of such obligations of the Borrower and its Subsidiaries as are acceptable to such Issuing Bank and the Administrative Agent and (y) any Issuing Bank at any time and from time to time on or after the Second Restatement Effective Date and prior to the Maturity Date, to issue, and subject to the terms and conditions contained herein such Issuing Bank shall issue, for the account of the Borrower an irrevocable trade letter of credit denominated in Dollars and otherwise in such form as has been approved by such Issuing Bank and the Administrative Agent, in support of such obligations of the Borrower and its Subsidiaries as are acceptable to such Issuing Bank and the Administrative Agent (each a "Trade Letter of Credit", and, together with each "Standby Letter of Credit", individually, a "Letter of Credit"; and the "Trade Letters of Credit" and the "Standby Letters of Credit", collectively, the "Letters of Credit").
It is hereby acknowledged and agreed that each of the Letters of Credit described on Schedule II, which were issued by Chase as Issuing Bank under the Original Credit Agreement and remain outstanding on the Second Restatement Effective Date, shall constitute a "Letter of Credit" for all purposes of this Agreement.

             (b) Notwithstanding the foregoing, (i) no Letter of Credit shall be issued the Stated Amount of which, when added to the Letter of Credit Outstandings at such time, would exceed $20,000,000; (ii) no Letter of Credit shall be issued the Stated Amount of which, when added to (x) all Letter of Credit Outstandings at such time and (y) the sum of the aggregate principal amount of all Loans then outstanding, would exceed the Total Commitment less the Acquisition Basket Amount; and (iii) each Letter of
Credit shall by its terms terminate not later than one year after the date of issuance thereof and in any event not later than the Maturity Date; provided that the Issuing Bank may, with the consent of the Required Banks, issue a Letter of Credit terminating beyond the Maturity Date so long as the Borrower cash collateralizes such Letter of Credit thirty days prior to the Maturity Date in a manner acceptable to the Issuing Bank and the Required Banks.

             2.02 Minimum Stated Amount. The Stated Amount of each Letter of Credit shall not be less than an amount acceptable to the respective
Issuing Bank.

             2.03 Letter of Credit Requests. (a) Whenever the Borrower desires that a Letter of Credit be issued for its account, it shall give the respective Issuing Bank (with copies to be sent to the Administrative Agent and the other Bank) at least three Business Days prior written request therefor. Each such request shall be executed by the Borrower and shall be in the form of Exhibit C attached hereto (each a "Letter of Credit Request").

             (b) The execution and delivery of each Letter of Credit Request shall be deemed to be a representation and warranty by the Borrower that such Letter of Credit may be issued in accordance with, and will not violate the requirements of, Section 2.01. Unless the respective Issuing Bank has received notice from the Administrative Agent or the Required
Banks, which notice has not been rescinded, before it issues any Letter of Credit that one or more of the conditions specified in Section 5 applicable to such Credit Event is not then satisfied, or that the issuance of such Letter of Credit would violate Section 2.01, then such Issuing Bank may issue the requested Letter of Credit for the account of the Borrower in accordance with such Issuing Bank's usual and customary practices. Upon its issuance of any Letter of Credit, such Issuing Bank shall promptly notify the Administrative Agent of such issuance, which notice to the Administrative Agent shall be accompanied by a copy of the Letter of Credit actually issued.

             2.04 Letter of Credit Participations. (a) Immediately upon the issuance by any Issuing Bank of any Letter of Credit (or upon the Second Restatement Effective Date in the case of Letters of Credit existing on such date), such Issuing Bank shall be deemed to have sold and transferred to each Bank other than such Issuing Bank (each such other Bank in such capacity, as "Participant"), and each such Participant shall be deemed irrevocably and unconditionally to have purchased and received from such Issuing Bank, without recourse or warranty, an undivided interest and participation, to the extent of such Participant's Percentage, in such Letter of Credit of such Issuing Bank, each substitute letter of credit, each drawing made thereunder and the obligations of the Borrower under this Agreement with respect thereto, and any security therefor or guaranty pertaining thereto. Upon the request of the Administrative Agent or the Required Banks, such Issuing Bank shall take such actions in order to transfer such guaranties or security interests, and any documents and instruments relating thereto, to the Administrative Agent or the Collateral Agent but any failure to make such transfer shall not restrict or impair the rights held pursuant to this Agreement by any Bank in such security interests and guaranties. Upon any change in the Commitments of the Participants pursuant to Section 12.04, it is hereby agreed that, with respect to all outstanding Letters of Credit and Unpaid Drawings, there shall be an automatic adjustment to the participations pursuant to this
Section 2.04 to reflect the new Percentages of the assigning and assignee Participant.

             (b) In determining whether to pay under any Letter of Credit, the respective Issuing Bank shall not have any obligation relative to the Participants other than to confirm that any documents required to be delivered under such Letter of Credit appear to have been delivered and that they appear to comply on their face with the requirements of such Letter of Credit. In taking any actions with respect to any security interest or guaranty relating to any Letter of Credit issued by it, the respective Issuing Bank shall be entitled to the protections and indemnities afforded the Collateral Agent hereunder and under the Security Documents, and shall only be obligated to take any actions in accordance with the obligations of the Collateral Agent, provided that the such Issuing Bank shall only foreclose on such security interest and enforce such guaranty if instructed to do so by the Administrative Agent or the Required Banks. Notwithstanding the proviso contained in the immediately preceding sentence, nothing in such proviso shall restrict or impair any Issuing Bank's right to take such actions as such Issuing Bank may reasonably determine to be required to preserve and protect property subject to any such security interest and, in the event such Issuing Bank reasonably determines that: (i) property subject to any such security interest is perishable or threatens to speedily and materially decline in value and (ii) there then exists an event which, in the reasonable determination of the Issuing Bank, but for the failure of the Administrative Agent or the Required Banks to issue such instruction, would entitle the Issuing Bank to foreclose upon such property, then the Issuing Bank may foreclose upon such property notwithstanding the failure of the Administrative Agent or the Required Banks to issue such instruction, provided that nothing in this sentence shall impose any duty on the Issuing Bank to take the foregoing actions. Any action taken or omitted to be taken by such Issuing Bank under or in connection with any Letter of Credit if taken or omitted in the absence of gross negligence or willful misconduct, shall not create for such Issuing Bank any resulting liability to any Participant.

             (c) In the event that any Issuing Bank makes any payment under any Letter of Credit and the Borrower shall not have reimbursed such amount in full to such Issuing Bank pursuant to Section 2.05(a), such Issuing Bank shall promptly notify each Participant of such failure, and each Participant shall promptly and unconditionally pay to the Administrative Agent for the account of such Issuing Bank the amount of the Participant's Percentage of such unreimbursed payment in Dollars and in same day funds.
If any Issuing Bank so notifies, prior to 11:00 A.M. (New York time) on any Business Day, such Participant required to fund a payment under a Letter of Credit, such Participant shall make available to the Administrative Agent for the account of such Issuing Bank the Participant's Percentage of the amount of such payment on such Business Day in same day funds. If and to the extent such Participant shall not have so made its Percentage of the amount of such payment available to such Issuing Bank, such Participant agrees to pay to the Administrative Agent for the account of such Issuing Bank, forthwith on demand such amount, together with interest thereon, for each day from such date until the date such amount is paid to such Issuing Bank at the overnight Federal Funds Rate. The failure of any Participant to make available to any Issuing Bank its Percentage of any payment under any Letter of Credit shall not relieve any other Participant of its obligation hereunder to make available to such Issuing Bank its Percentage of any payment under any Letter of Credit on the date required, as specified above, but no Participant shall be responsible for the failure of any other Participant to make available to such Issuing Bank such other Participant's Percentage of any such payment.

             (d) Whenever any Issuing Bank receives a payment of a reimbursement obligation as to which it has received any payments from any Participant pursuant to clause (c) above, such Issuing Bank shall pay to the Administrative Agent for the account of such Participant, in Dollars and in same day funds, an amount equal to the Participant's Percentage of such payment of a reimbursement obligation.

             (e) Upon the request of any Participant, each respective Issuing Bank shall furnish to such Participant copies of any Letter of Credit issued by it and such other documentation as may reasonably be requested by such Participant.

             (f) As between the Borrower and the respective Issuing Bank, the Borrower assumes all risks of the acts and omissions of, or misuse of the Letters of Credit by the respective beneficiaries of such Letters of Credit. Further, and not in limitation of the foregoing, the respective Issuing Bank shall not be responsible for the following:

            (i) the form, validity, sufficiency, accuracy, genuineness or legal effect of (A) any documents submitted by any party in connection with the application for and issuance of such Letters of Credit, or
        (B) any document submitted by any party in connection with any drawing under any such Letter of Credit which purports to comply with the requirements of such Letter of Credit, even if (in the case of (A) or (B)) such document should in fact prove to be in any and all respects invalid, insufficient, inaccurate, fraudulent or forged;

           (ii) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any such Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason;

          (iii) failure of the beneficiary of any such Letter of Credit to comply fully with conditions required in order to draw upon such Letter of Credit;

           (iv) errors, omissions, interruptions or delays in the transmission or delivery of any messages by mail, cable, telegraph, telecopier, telex or otherwise, whether or not they be in cipher;

            (v)    errors in interpretation of technical terms;

           (vi) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any such Letter of Credit or the proceeds thereof;

          (vii) the misapplication by the beneficiary of any such Letter of Credit of the proceeds of any drawing of any such Letter of Credit; and

         (viii) any consequences arising from causes beyond the control of such Issuing Bank, including without limitation any acts of governments.

             (g) The obligations of the Participants to make payments to any Issuing Bank with respect to Letters of Credit shall be irrevocable and not subject to any qualification or exception whatsoever and shall be made in accordance with the terms and conditions of this Agreement under all circumstances, including, without limitation, any of the following circumstances:

            (i) any lack of validity or enforceability of this Agreement or any of the Credit Documents;

           (ii) the existence of any claim, setoff, defense or other right which the Borrower may have at any time against a beneficiary named in a Letter of Credit, any transferee of any Letter of Credit (or any Person for whom any such transferee may be acting), the Administrative Agent, the Documentation Agent, any Issuing Bank, any Bank, any Participant or any other Person, whether in connection with this Agreement, any Letter of Credit, the transactions contemplated herein or any unrelated transactions;

          (iii) any draft, certificate or any other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

           (iv) the surrender or impairment of any security for the performance or observance of any of the terms of any of the Credit Documents; or

            (v)    the occurrence of any Default or Event of Default.

             2.05 Agreement to Repay Letter of Credit Drawings. (a) The Borrower hereby agrees to reimburse the respective Issuing Bank, by making payment to the Administrative Agent for the account of such Issuing Bank in immediately available funds at the Payment Office, for any payment made by such Issuing Bank under any Letter of Credit (each such amount so paid until reimbursed, an "Unpaid Drawing") immediately after, and in any event by no later than 2:00 p.m. (New York time) on the Business Day immediately succeeding the date of such payment, with interest on the amount so paid by such Issuing Bank, to the extent not reimbursed prior to 1:00 p.m.
(New York time) on the date of such payment, from and including the date paid to but excluding the date reimbursement is made as provided above, at a rate per annum which shall be the Applicable Margin for Base Rate Loans (plus 2% if not reimbursed by 1:00 p.m. on the second Business Day following notice to the Borrower of such payment) plus the Alternate Base Rate in effect from time to time, such interest to be payable on demand.

             (b) The obligations of the Borrower under this Section 2.05 to reimburse any Issuing Bank with respect to Unpaid Drawings (including, in each case, interest thereon) shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or de-fense to payment which the Borrower or any other Credit Party may have or have had against the Administrative Agent, the Documentation Agent, any Issuing Bank, any Participant or any Bank, including, without limitation, any defense based upon the failure of any drawing under a Letter of Credit (each a "Drawing") to conform to the terms of the Letter of Credit or any non-application or misapplication by the beneficiary of the proceeds of such Drawing; provided, however, that the Borrower shall not be obligated to reimburse any Issuing Bank for any wrongful payment made by such Issuing Bank under a Letter of Credit as a result of acts or omissions constituting willful misconduct or gross negligence on the part of such Issuing Bank.

             2.06 Increased Costs. If at any time the introduction or effectiveness of or any change in any applicable law, rule or regulation (including without limitation those announced or published prior to the date of this Agreement), or in the interpretation or administration thereof by any governmental authority, central bank or comparable authority charged with the interpretation or administration thereof, or compliance by any Issuing Bank or any Participant with any request or directive by any such authority (whether or not having the force of law) shall either (i) impose, modify or make applicable any reserve, deposit, capital adequacy or similar requirement against letters of credit issued, or participated in, by any Issuing Bank or any Participant, or (ii) impose on any Issuing Bank or any Participant any other conditions affecting this Agreement or any Letter of Credit; and the result of any of the foregoing is to increase the cost to the Issuing Bank or the Participant of issuing, maintaining or participating in any Letter of Credit, or reduce the amount of any sum received or receivable by any Issuing Bank or Participant hereunder with respect to Letters of Credit, then, within 10 days of the receipt of the certificate referred to below (which certificate shall be given by the respective Issuing Bank or Participant promptly after it determines such increased cost or reduction is applicable to Letters of Credit or its participation therein) to the Borrower by the respective Issuing Bank or Participant (a copy of which certificate shall be sent by such Issuing Bank or Participant to the Administrative Agent), the Borrower shall pay to such Issuing Bank or Participant such additional amount or amounts as will compensate such Issuing Bank or Participant for such increased cost or reduction. A certificate submitted to the Borrower by such Issuing Bank or Participant (a copy of which certificate shall be sent by such Issuing Bank or Participant to the Administrative Agent), setting forth the basis for the calculation of such additional amount or amounts necessary to compensate such Issuing Bank or Participant as aforesaid shall be conclusive and binding on the Borrower absent manifest error.

             Section 3.     Fees; Commitment; Reductions of Commitments.

             3.01 Fees. (a) The Borrower agrees to pay to the Administrative Agent for distribution to each Bank a commitment commission (the
"Commitment Commission") for the period from the Second Restatement
Effective Date until and including the Maturity Date (or such earlier date upon which the Total Commitment shall have been terminated), computed at a rate equal to 1/2 of 1% per annum on the daily average Unutilized
Commitment of such Bank. Accrued Commitment Commissions shall be due and payable quarterly in arrears on last Business Day of each March, June, September and December of each year and on the Maturity Date (or such earlier date upon which the Total Commitment shall have been terminated).

             (b) The Borrower agrees to pay the Administrative Agent on the earlier of (x) the date of the repayment of the ESOP Loans pursuant to
Section 12.17(b)(iv) and (y) January 5, 1998, a fee (the "Restatement Fee") equal to $100,000 for each Bank for distribution to each Bank.

             (c) The Borrower agrees to pay the Administrative Agent for pro rata distribution to the respective Issuing Bank and the Participants
(based upon their respective Percentages) a fee in respect of each Letter of Credit (the "Letter of Credit Fee") for the period from and including the date of issuance of such Letter of Credit to and including the termination date of such Letter of Credit on the daily average Stated
Amount of such Letter of Credit, computed at the rate per annum equal to the then Applicable Margin for Eurodollar Loans. Accrued Letter of Credit Fees shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December and on the Maturity Date (or such earlier date upon which the Total Commitment shall have been terminated).

             (d) The Borrower agrees to pay to the Administrative Agent for the account of the respective Issuing Bank a facing fee in respect of each Letter of Credit issued by such Issuing Bank (the "Facing Fee") agreed to from time to time by such Issuing Bank and the Borrower.

             (e) The Borrower agrees to pay to the respective Issuing Bank upon each drawing under a Letter of Credit such amount as shall be agreed by such Issuing Bank and the Borrower.

             (f) The Borrower shall pay to the Administrative Agent, for its own account, such fees as shall have been agreed upon by such parties.

             3.02 Voluntary Reduction of Commitments At any time upon at least five Business Days' prior notice to the Administrative Agent at its Notice Office (which notice the Administrative Agent shall promptly transmit to each of the Banks), the Borrower shall have the right, without premium or penalty, to permanently reduce the Total Commitment in whole or in part, in integral multiples of $5,000,000, provided that no such reduction shall exceed the amount equal to the amount of the Total Unutilized Commitment as in effect immediately before giving effect to such reduction. Any such reduction shall apply proportionately to reduce the Commitment of each Bank.

             3.03 Mandatory Reduction of Commitments. On each date upon which a mandatory prepayment of Loans would be required to be made pursuant to Sections 4.02(b), and 4.02(c) if Loans were then outstanding, the Total Commitment shall be permanently reduced by the amount of such required prepayment (determined as if Loans were outstanding on the full amount of the Total Commitment). Each reduction to the Total Commitment pursuant to this Section 3.03 shall apply proportionately to reduce the Commitment of each Bank.

             Section 4.     Prepayments; Payments.

             4.01 Voluntary Prepayments. The Borrower shall have the right to prepay the Loans made to it, without premium or penalty, in whole or in part from time to time on the following terms and conditions: (i) the Borrower shall give the Administrative Agent prior to 11:00 A.M. (New York time) at its Notice Office at least three Business Days' prior notice of its intent to prepay the Loans, which notice shall identify (a) the amount of such prepayment, (b) the Type of Loans to be prepaid and (c) in the case of Eurodollar Loans, the specific Borrowing or Borrowings pursuant to which made, which notice the Administrative Agent shall promptly transmit to the respective Banks; (ii) each partial prepayment of the Loans of the Borrower shall be in an aggregate principal amount of at least $1,000,000, provided that no partial prepayment of Eurodollar Loans made pursuant to any Borrowing shall reduce the outstanding Eurodollar Loans made pursuant to such Borrowing to an amount less than $5,000,000; and (iii) prepayments of Eurodollar Loans may be made pursuant to this Section 4.01 only on the last day of an Interest Period applicable thereto. Each prepayment pursuant to this Section 4.01 in respect of any Loans shall be applied pro rata among all Loans.

             4.02 Mandatory Prepayments. (a) If on any date the sum of the aggregate outstanding principal amount of Loans plus the amount of Letter of Credit Outstandings exceeds the Total Commitment as then in effect less the Acquisition Basket Amount, then there shall be required to be repaid by the Borrower on such date that principal amount of Loans as is equal to such excess. If, after giving effect to the repayment of all outstanding Loans, the Letter of Credit Outstandings exceeds the Total Commitment then in effect less the Acquisition Basket Amount, then there shall be paid to the Administrative Agent at the Payment Office on such date an amount of cash or Cash Equivalents equal to the amount by which such sum exceeds the Total Commitment then in effect less the Acquisition Basket Amount, such cash or Cash Equivalents to be held as security for the obligations of the Borrower hereunder in a manner satisfactory to the Borrower, the Administrative Agent and the Required Banks.

             (b) In addition to any other mandatory repayments pursuant to this Section 4.02 and subject to Section 4.02(e), the Loans shall be required to be paid on each date of the receipt by the Borrower or any of its Subsidiaries of any Net Cash Proceeds from any sale or other disposition of assets by the Borrower or any of its Subsidiaries (excluding
(i) sales of inventory in the ordinary course of business, (ii) sales of obsolete equipment in the ordinary course of business the proceeds of which are promptly used to purchase replacement equipment therefor and (iii) sales the Net Sale Proceeds of which are less than $100,000) in an amount equal to 100% of the Net Cash Proceeds therefrom, provided that no amount shall be required to be applied pursuant to this Section 4.02(b) other than as a result of Designated Asset Sales until such time as the aggregate Net Cash Proceeds which but for this proviso are required to be so applied and have not been so applied equals or exceeds $1,000,000.

             (c) In addition to any other mandatory repayments pursuant to this Section 4.02 and subject to Section 4.02(e), the Loans shall be required to be repaid on each date of, and in an amount equal to the proceeds (net of underwriting discounts and commissions and other reasonable costs associated therewith) from, any sale of equity by the Borrower or any of its Subsidiaries (excluding (i) sales of equity by any Subsidiary to the Borrower or any wholly-owned Subsidiary of the Borrower,
(ii) the issuance of stock of the Borrower to the ESOP whether in the form of a contribution or purchase, (iii) the issuance of stock to employees or directors pursuant to employee benefit or similar plans, (iv) stock issued in payment for the stock of another corporation then being acquired by the Borrower or a Subsidiary, provided that such acquisition is permitted by this Agreement and the other Credit Documents, (v) stock issued by Hoeganaes to Persons (other than the Borrower or a Subsidiary) which are shareholders of Hoeganaes to the extent such issuance does not increase such shareholder's proportionate ownership interest in Hoeganaes) and
(vi) stock issued by any Subsidiary to any Person that is a shareholder of, or any Affiliate of a shareholder of, Hoeganaes to the extent such issuance does not exceed the proportionate ownership of Hoeganaes held by such shareholder (or such shareholder's Affiliate).

             (d)  With respect to each repayment of Loans pursuant to this
Section 4.02, the Borrower may designate the specific Loans which are to be repaid and, in the case of Eurodollar Loans, the specific Borrowing or Borrowings pursuant to which made, provided that: (i) repayments of Eurodollar Loans made pursuant to this Section 4.02 may only be made on the last day of an Interest Period applicable thereto unless all Eurodollar Loans with Interest Periods ending on such date of required prepayment and all Base Rate Loans have been paid in full; (ii) if any repayment of Eurodollar Loans made pursuant to a single Borrowing shall reduce the outstanding Eurodollar Loans made pursuant to such Borrowing to an amount less than $5,000,000 such Borrowing shall immediately be converted into Base Rate Loans; and (iii) each repayment shall be applied pro rata among all Loans.

             (e) Notwithstanding the foregoing, the amounts required to be applied to the repayment of the Loans under Section 4.02(c) by reason of the sale of assets of, or equity in, Hoeganaes, shall be limited to the amount which is otherwise required to be so applied multiplied by a fraction the numerator of which is the number of shares of Hoeganaes owned by the Borrower and its Subsidiaries on the date of the required payment and the denominator of which is the number of shares of Hoeganaes outstanding on the date of the required payment.

             4.03 Method and Place of Payment. Except as otherwise specifically provided herein, all payments under this Agreement or any Note shall be made to the Administrative Agent for the account of the Bank or Banks entitled thereto not later than 2:00 p.m. (New York time) on the date when due and shall be made in Dollars in immediately available funds at the Payment Office of the Administrative Agent. Whenever any payment to be made hereunder or under any Note shall be contemplated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest shall be payable at the applicable rate during such extension.

             4.04 Net Payments. (a) All payments made by the Borrower hereunder, under any Note or under any other Credit Document will be made without setoff, counterclaim or other defense. All such payments will be made free and clear of, and without deduction or withholding for, any present or future taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature now or hereafter imposed by any jurisdiction or by any political subdivision or taxing authority thereof or therein (but excluding, except as provided below, any tax imposed on or measured by the net income of a Bank pursuant to the laws of the jurisdiction (or any political subdivision or taxing authority thereof) in which the principal office or lending office of such Bank is located) and all interest, penalties or similar liabilities with respect thereto (collectively, together with any amounts payable pursuant to the next sentence, "Taxes"). The Borrower shall also reimburse each Bank, upon the written request of such Bank, for taxes imposed on or measured by the net income of such Bank pursuant to the laws of the United States of America (or any State or political subdivision thereof) or the jurisdiction (or any political subdivision or taxing authority thereof) in which the principal office or lending office of such Bank is located as such Bank shall determine are payable by such Bank in respect of Taxes paid to or on behalf of such Bank pursuant to this or the preceding sentence. If any Taxes are so levied or imposed, the Borrower agrees to pay the full amount of such Taxes, and such additional amounts as may be necessary so that every payment of all amounts due hereunder, under any Note or under any other Credit Document, after withholding or deduction for or on account of any Taxes, will not be less than the amount provided for herein or in such Note. The Borrower will furnish to the Administrative Agent within 45 days after the date the payment of any Taxes, or any withholding or deduction on account thereof, is due pursuant to applicable law certified copies of tax receipts evidencing such payment by the Borrower. The Borrower will indemnify and hold harmless the Administrative Agent and each Bank, and reimburse the Administrative Agent or such Bank upon its written request, for the amount of any Taxes so levied or imposed and paid or withheld on behalf of such Bank.

             (b) Each Bank that is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) agrees to deliver to the Borrower and the Administrative Agent, or in the case of a Bank that is an assignee or transferee of an interest under this Agreement pursuant to
Section 12.04 (unless the respective Bank was already a Bank hereunder immediately prior to such assignment or transfer), on the date of such assignment or transfer to such Bank, (i) two accurate and complete original signed copies of Internal Revenue Service Form 4224 or 1001 (or successor forms) certifying to such Bank's entitlement to a complete exemption from United States withholding tax with respect to payments to be made under this Agreement and under any Note, or (ii) if the Bank is not a "bank" within the meaning of Section 881 (c)(3)(A) of the Code and cannot deliver either Internal Revenue Service Form 1001 or 4224 pursuant to clause (i) above, (x) a certificate (any such certificate, a "Section 4.04(b)(ii) Certificate") and (y) two accurate and complete original signed copies of Internal Revenue Service Form W-8 (or successor form) certifying to such Bank's entitlement to a complete exemption from United States withholding tax with respect to payments of interest to be made under this Agreement and under any Note; provided, however, that any Bank which has previously delivered such forms which would otherwise satisfy the requirements of this sentence shall hereafter be deemed to have complied with the requirements of this sentence. In addition, each Bank agrees that from time to time, when a lapse in time or change in circumstances renders the previous certification obsolete or inaccurate in any material respect, it will deliver to the Borrower and Administrative Agent two new accurate and complete original signed copies of Internal Revenue Service form 4224 or 1001, or Form W-8 and a Section 4.04(b)(ii) Certificate, as the case may be, and such other forms as may be required in order to confirm or establish the entitlement of Bank to a continued exemption form or reduction in United States withholding tax with respect to payments under this Agreement and any Note, or it shall immediately notify the Borrower and the Administrative Agent of its inability to deliver any such Form or Certificate. Notwithstanding anything to the contrary contained in Section 4.04(a), (x) the Borrower shall be entitled, to the extent it is required to do so by law, to deduct or withhold income or similar taxes imposed by the United States (or any political subdivision or taxing authority thereof or therein) from interest, fees or other amounts payable hereunder for the account of any Bank which is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for U.S. Federal income tax purposes to the extent that such Bank has not provided to the Borrower and Administrative Agent U.S. Internal Revenue Service Forms that establish a complete exemption from such deduction or withholding and (y) the Borrower shall not be obligated pursuant to Section 4.04(a) hereof to gross-up payments to be made to a Bank in respect of income or similar taxes imposed by the United States if such Bank has not provided to the Borrower and the Administrative Agent the Internal Revenue Services Forms required to be provided to the Borrower and the Administrative Agent pursuant to this
Section 4.04(b) or to the extent that such Forms do not establish a complete exemption from withholding of such taxes.

             Section 5.     Conditions Precedent.

             5.01 Conditions Precedent to the Second Restatement Effective Date. The occurrence of the Second Restatement Effective Date is subject to the satisfaction of the following conditions:

             (a) Execution of Agreement; Notes. (i) This Agreement shall have been executed and delivered as set forth in Section 12.10 and (ii) there shall have been delivered to the Administrative Agent for the account of the Banks the appropriate Notes in the amount, maturity and as otherwise provided in this Agreement;

             (b) Officer's Certificate. On the Second Restatement Effective Date, the Administrative Agent shall have received a certificate dated such date signed by an appropriate corporate officer of the Borrower stating that to the best of such officer's knowledge all of the applicable condi-tions set forth in Sections 5.01(d), (e), (h), (i) and (j) have been satisfied as of such date;

             (c) Opinions of Counsel. The Administrative Agent shall have received an opinion, addressed to each of the Banks and dated the Second Restatement Effective Date, (i) from Jones, Day, Reavis & Pogue, special counsel to the Borrower and its Subsidiaries, covering the matters set forth in, and substantially in the form of, Exhibit D hereto and such other matters incident to the transactions contemplated herein as the Administrative Agent may request, (ii) from Stephen R. Smith, Vice President and General Counsel of the Borrower, covering the matters set forth in and substantially in the form of Exhibit E hereto and such other matters incident to the transactions contemplated herein as the Administrative Agent may request;

             (d) Existing Security Documents. (i) Except to the extent heretofore released, each of the Subsidiary Guaranties, Security Agreements and Pledge Agreements executed and delivered pursuant to the Original Credit Agreement, as amended and restated prior to the Second Restatement Effective Date or required to be executed and delivered on the Second Restatement Effective Date by the terms of this Agreement shall be in full force and effect on the Second Restatement Effective Date, (ii) the security interests and Liens granted to the Collateral Agent pursuant to such Security Documents shall continue in full force and effect (except to the extent heretofore released) and shall inure to the benefit of the Secured Parties, (iii) no filings, recordings, registrations or other actions shall be necessary or desirable to maintain the perfection and priority of the security interests granted pursuant thereto in the Collateral covered thereby and (iv) each of the Credit Parties (other than the Borrower) shall have executed and delivered a Confirmation and Ratification Agreement in the form of Exhibit F;

             (e) Material Events. On the Second Restatement Effective Date, no event, action or proceeding shall have occurred or condition shall exist (and the Banks shall have become aware of no facts or conditions not previously known) which the Administrative Agent or the Required Banks shall reasonably determine could have a material adverse effect on (x) the rights or remedies of the Banks or the Administrative Agent, (y) the abil-ity of the Borrower or any of its Subsidiaries to perform their respective obligations under the Credit Documents or (z) the business, property, as-sets, liabilities, condition (financial or otherwise), operations, results of operations or prospects of the Borrower and its Subsidiaries taken as a whole;

             (f) Original Credit Agreement. The Borrower shall have paid to the Administrative Agent for payment to the Banks under the Original Credit Agreement (i) all amounts due and payable under the Original Credit Agreement, as amended and restated immediately prior to the Second Restatement Effective Date, including, but not limited to, all principal, Fees (as defined in the Original Credit Agreement, as amended and restated immediately prior to the Second Restatement Effective Date), interest, and breakage costs (except for principal and interest on the ESOP Loans) and
(ii) all other fees and expenses then due and payable (including, without limitation, legal fees and expenses) thereunder;

             (g)  Fees.     On the Second Restatement Effective Date, the
Borrower shall have paid to the Administrative Agent and the Banks all Fees (as defined in this Agreement) and expenses (including, without limitation, reasonable fees and expenses of counsel) agreed upon by such parties to be paid on or prior to such date;

             (h) Litigation. On the Second Restatement Effective Date, there shall be no actions, suits or proceedings (including any action, suit or proceeding for injunctive relief) pending or threatened by any entity
(private or governmental) (i) with respect to this Agreement, the other
Credit Documents or the transactions contemplated thereby, or (ii) which the Administrative Agent or the Required Banks shall determine is reasonably likely to have a material adverse effect on the operations, business, property, assets, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries taken as a whole;

             (i) Approvals. On the Second Restatement Effective Date, all necessary governmental (domestic and foreign) and third party approvals in connection with (i) the consummation of the Loan, (ii) the confirmation, execution, delivery and performance of any Credit Document which is required to be confirmed or executed and delivered by the Second Restatement Effective Date, and to which the Borrower or any of its Subsidiaries is a party or (iii) the legality, validity, binding effect or enforceability of any such Credit Document and the transactions contemplated therein or such other transactions otherwise referred to therein, shall have been obtained and remain in effect; and

             (j) Special Conditions Pertaining to the Disposition. The obligation of each Bank to make Loans and to issue or participate in Letters of Credit on or after the Second Restatement Effective Date shall be subject to the satisfaction of the following conditions:

             (i) Valid Execution of all Disposition Documents; Completion of the Disposition. The "Closing," as defined in all instruments, agreements, financing statements, financing release statements, legal opinions and any and all documents necessary to effectuate the Disposition (the "Disposition Documents") shall have occurred;

             (ii) Proceeds from the Disposition. As a result of the Disposition, the Borrower shall have received proceeds (the "Disposition Proceeds"), which net of reasonable costs of sale in connection therewith, brokerage fees and income taxes, other than income taxes not currently payable, equals or exceeds $60,000,000;

             (iii) Application of the Disposition Proceeds. Simultaneous with the execution of this Agreement and the providing of Loans hereunder, the Borrower shall use the Disposition Proceeds to (i) be held as ESOP Loan Security to the extent of and in accordance with Section 12.17(b)(iii) and (ii) repay all of the outstanding principal on the Loans less an amount equal to the ESOP Loan Security;

          (k) Outstanding Letters of Credit. National Bank of Canada shall deliver to The Interlake Corporation and the Administrative Agent a letter from the National Bank of Canada stating that the letters of credit issued by the National Bank of Canada pursuant to the Original
Credit Agreement are no longer subject to the terms of the Original
Credit Agreement.

             5.02 Conditions to All Credit Events. The obligation of each Bank to make any Loans or to issue or participate in Letters of Credit (including without limitation the Loans and Letters of Credit described in this Section 5.02) on and after the Second Restatement Effective Date is subject, at the time of each such Credit Event, to the satisfaction of
Section 1.01(iv) and the following conditions:

             (a)       No Default.  There shall exist no Default or Event of
        Default.

             (b) Representations and Warranties. All representations and warranties herein and in the other Credit Documents shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date of such Credit Event.

             (c) Notice of Borrowing; Letter of Credit Requests. In the case of a Borrowing, the Administrative Agent shall have received a Notice of Borrowing meeting the requirements of Section 1.03. In the case of the issuance of a Letter of Credit, the Issuing Bank shall have received a Letter of Credit Request meeting the requirements of
        Section 2.03, and shall not have received a notice of the type described in the penultimate sentence of Section 2.03(b), unless such notice has been rescinded.

             5.03 Special Condition to Certain Loans. (a) The obligation of each Bank to make Loans on and after the Second Restatement Effective Date the proceeds of which are to be used to make Permitted Acquisitions shall be subject at the time of such Loans to the matters required in Section
7.09.

             (b) The Borrower may only incur Loans (other than Loans incurred in compliance with (a) above) if the cash and Cash Equivalents held by the Borrower are less than $2,500,000 at the time of incurrence thereof.

             The acceptance of the benefits of each Credit Event shall constitute a representation and warranty by the Borrower to each of the Banks that all the applicable conditions specified in this Section 5 have been satisfied or waived as of that time. All of the documents and papers referred to in this Section 5, unless otherwise specified, shall be delivered to the Administrative Agent at the Notice Office for the account of each of the Banks and in sufficient copies or counterparts for each of the Banks and shall be satisfactory in form and substance to the Administrative Agent.

             Section 6. Representations, Warranties and Agreements. In order to induce the Banks to enter into this Agreement and to make the Loans and issue and participate in Letters of Credit, the Borrower makes the following representations, warranties and agreements as of the Second Restatement Effective Date, and as of the date of each subsequent Credit Event, which shall survive the execution and delivery of this Agreement and the Notes and the making of the Loans and the issuance of Letters of
Credit:

             6.01 Organizational Status   Each of the Borrower and its
Subsidiaries (i) is a duly organized and validly existing corporation in good standing under the laws of the jurisdiction of its incorporation, (ii) has the power and authority to own its property and assets and to transact the business in which it is engaged and (iii) is duly qualified as a foreign corporation and in good standing in each jurisdiction where the ownership, leasing or operation of property or the conduct of its business requires such qualification except where the failure to be so qualified would not be reasonably likely to have a material adverse effect on the business, operations, property, assets, condition (financial or otherwise), or prospects of the Borrower and its Subsidiaries taken as a whole.

             6.02 Power and Authority.   Each of the Credit Parties has the
corporate or other legal power to execute, deliver and perform the terms and provisions of each of the Credit Documents to which it is a party and has taken all necessary corporate action to authorize the execution, delivery and performance by it of each of such Credit Documents. Each of the Credit Parties has duly executed and delivered each of the Credit Documents to which it is purported to be a party, and each of such Credit Documents constitutes its legal, valid and binding obligation enforceable in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws generally affecting creditors' rights and general equitable principles.

             6.03 No Violation. Neither the execution, delivery or performance by any Credit Party of the Credit Documents to which it is a party, nor compliance by it with the terms and provisions thereof, (i) will contravene any provision of any law, statute, rule or regulation or any order, writ, injunction or decree of any court or governmental in-strumentality, (ii) will conflict or be inconsistent with or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien (except pursuant to the Security Documents) upon any of the property or assets of any Credit Party or any of its Subsidiaries pursuant to the terms of any indenture, mortgage, deed of trust, credit agreement, loan agreement or any other material agreement, contract or instrument to which such Credit Party or any of its Subsidiaries is a party or by which it or any of its property or assets are bound or to which it may be subject, or (iii) will violate any provision of the Certificate of Incorporation or By-Laws or comparable organizational documents of the Borrower or any of its Subsidiaries.

             6.04 Governmental Approvals. No order, consent, approval, license, authorization or validation of, or filing, recording or registration with (except as have been obtained or made), or exemption by, any governmental or public body or authority, or any subdivision thereof, is required to authorize, or is required in connection with, (i) the execution, delivery and performance of any Credit Document or (ii) the legality, validity, binding effect or enforceability of any Credit Document.

             6.05 Pledge Agreements. The security interests created in favor of the Collateral Agent under each of the Pledge Agreements will at all times from and after the execution thereof, and assuming that the Collateral Agent maintains possession of the respective Pledge Agreement Collateral, constitute, to the maximum extent permitted under applicable law, first priority perfected security interests in the Pledge Agreement Collateral thereunder subject to no Lien of any other Person, except that the shares of stock of Hoeganaes are subject to the provisions of Sections
6 and 8 of the Hoeganaes Stockholders Agreement. Except as shall be accomplished prior to the execution and delivery of a Pledge Agreement, no consents, filings or recordings are required in order to perfect the security interests purported to be created by such Pledge Agreement, and no actions or filings are required to maintain and protect such security interests except which have been effected or obtained prior to the execution and delivery of the respective Pledge Agreement.

             6.06 Other Security Documents. The Security Documents (excluding the Pledge Agreements) create, or will create when executed and delivered, as security for the obligations purported to be secured thereby to the maximum extent permitted under applicable law, a valid, enforceable and first perfected security interest in and Liens on all of the respective Collateral in favor of the Collateral Agent for the benefit of the Secured Parties, superior to and prior to the rights of all third Persons (except that (x) security interests in the Security Document Collateral (other than the Mortgaged Properties) may be subject to the security interests evidenced by Permitted Liens related thereto, (y) security interest in the Mortgaged Properties may be subject to Permitted Encumbrances existing prior to the filing of the Mortgage encumbering such Mortgaged Property and
(z) Liens created pursuant to the Additional Security Documents may be subject to Liens approved by the Administrative Agent at the time of the execution and delivery of such Additional Security Documents), and no actions or filing are required to maintain and protect such security interests except as have been effected or obtained prior to the execution and delivery of the respective Security Documents. On and after the date which is 60 days after the Second Restatement Effective Date, the Collateral, including the Mortgaged Properties, shall comprise substantially all of the assets of the Borrower and its Subsidiaries except for the assets described on Schedule III hereto. Each Credit Party has good title to all Security Document Collateral free and clear of all Liens other than the exceptions described in the first sentence of this Section 6.06.

             6.07 Financial Statements; Financial Condition; Undisclosed Liabilities, etc. (a) The consolidated statements of financial condition of the Borrower and its Subsidiaries at December 29, 1996 and September 28, 1997, and the related consolidated statements of income and retained earnings and cash flows of the Borrower and its Subsidiaries for the fiscal year or three-month period, as the case may be, ended on such dates and heretofore furnished to the Banks present fairly the consolidated financial condition of the Borrower and its Subsidiaries at the dates of such statements of financial condition and the consolidated results of the operations of the Borrower and its Subsidiaries at the date of such statements of financial condition and the consolidated results of the operations of the Borrower and its Subsidiaries for such fiscal year or three-month period, as the case may be. All such financial statements have been prepared in accordance with generally accepted accounting principles and practices consistently applied. Since September 28, 1997, there has been no material adverse change in the business, operations, property, assets, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries taken as a whole.

             (b) Except as fully reflected in the financial statements delivered pursuant to Section 6.07(a) or in Schedule IV hereto, there were as of the Second Restatement Effective Date no liabilities or obligations (excluding current obligations incurred in the ordinary course of business) with respect to the Borrower or any of its Subsidiaries of any nature what-soever (whether absolute, accrued, contingent or otherwise and whether or not due), and the Borrower does not know of any basis for the assertion against the Borrower or any of its Subsidiaries of any such liability or obligation which, either individually or in aggregate, are or would be reasonably likely to be material to the Borrower and its Subsidiaries taken as a whole.

             (c) The pro forma projected balance sheet for the Borrower as of December 29, 1997 and the pro forma income statement for the Borrower as of October 26, 1997 (the "Projections") are based on good faith estimates and assumptions made by the management of the Borrower and its Subsidiaries and, on the Second Restatement Effective Date, the management believed that the Projections were reasonable and attainable.

             (d) On and as of the Second Restatement Effective Date, after giving effect to all Indebtedness incurred, and to be incurred, and Liens created, and to be created, by each Credit Party in connection therewith,
(i) the sum of the assets, at a fair valuation, of the Borrower and its Subsidiaries taken as a whole will exceed their debts; (ii) the Borrower and its Subsidiaries taken as a whole have not incurred and do not intend to, or believe that they will, incur debts beyond their ability to pay such debts as such debts mature; and (iii) the Borrower and its Subsidiaries taken as a whole will have sufficient capital and assets with which to conduct their businesses. For purposes of this Section 6.07(d) "debt" means any liability on a claim, and "claim" means (x) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured, or unsecured; or (y) right to an equitable remedy for breach of performance if such breach gives rise to a payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured.

             6.08 Litigation. There are no actions, suits or proceedings pending or, to the best knowledge of the Borrower, threatened (i) with respect to any Credit Document or (ii) that are reasonably likely to materially and adversely affect the business, operations, property, assets, condition (financial or otherwise) or prospects of the ESOP or the Borrower and its Subsidiaries taken as a whole.

             6.09 True and Complete Disclosure. All factual information (taken as a whole) heretofore or contemporaneously furnished by or on behalf of the Borrower or any of its Subsidiaries in writing to any Bank (including without limitation all information contained in the Credit Documents for purposes of or in connection with this Agreement) is true and accurate in all material respects on the date as of which such information is dated or certified and not incomplete by omitting to state any fact necessary to make such information (taken as a whole) not misleading at such time in light of the circumstances under which such information was provided.

             6.10. Use of Proceeds; Margin Regulations. (a) All proceeds of the Loans shall be used by the Borrower for Permitted Acquisitions in accordance with the terms of this Agreement, the Borrower's and its Subsidiaries' working capital requirements and general corporate purposes.

             (b) No part of the proceeds of any Loan will be used by the Borrower or any Subsidiary thereof to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock. Neither the making of any Loan nor the use of the proceeds thereof will violate or be inconsistent with the provisions of Regulation G, T, U or X of the Board of Governors of the Federal Reserve System.

             6.11. Tax Returns and Payments. The Borrower and each of its Subsidiaries filed all federal tax returns and all other material tax returns, domestic or foreign, required to be filed by it and has paid all income taxes payable by it which have become due pursuant to such tax returns and all other material taxes and assessments payable by it which have become due, other than those not yet delinquent and except for those contested in good faith and for which adequate reserves have been established. The Borrower and each of its Subsidiaries paid, or provided adequate reserves (in the good faith judgment of the management of the Borrower or such Subsidiary) for the payment of, all federal, state and local (including foreign) income taxes applicable for all prior fiscal years and for the current fiscal year to the date hereof.

             6.12. Compliance with ERISA. Each Plan is in substantial compliance with ERISA; no Plan which is a multiemployer plan (as defined in Section 4001(a)(3) of ERISA) is insolvent or in reorganization within the meaning of Sections 418E and 418 of the Code, respectively; excluding Plans which are multiemployer plans (as defined in Section 4001(a)(3) of ERISA), the aggregate Unfunded Current Liability for all Plans does not exceed $5 million and no Plan has an accumulated or waived funding deficiency within the meaning of Section 412 of the Code; neither the Borrower nor any of its Subsidiaries nor any ERISA Affiliate has incurred any material liability to or on account of a Plan pursuant to Section 515, 4062, 4063, 4064, 4201 or 4204 of ERISA which has not been satisfied or reasonably expects to incur any liability under any of the foregoing Sections on account of the termi-nation of participation in or contributions to any such Plan; no proceedings have been instituted to terminate any Plan other than pursuant to Section 4041(b) of ERISA; no condition exists which presents a material risk to the Borrower or any of its Subsidiaries or any ERISA Affiliate of incurring a material liability to or on account of a Plan pursuant to any of the Sections of ERISA and the Code specifically referred to in this
Section 6.12; no lien imposed under the Code or ERISA on the assets of the Borrower or any of its Subsidiaries or any ERISA Affiliate exists or is reasonably likely to arise on account of any Plan; and each of the Borrower and its Subsidiaries may terminate contributions to any other employee benefit plans maintained by them without incurring any liability to any person interested therein material to the Borrower and its Subsidiaries taken as a whole. All representations made in this Section 6.12 with respect to Plans which are multiemployer plans (as defined in Section 4001(a)(3) of ERISA) shall be to the best knowledge of the Borrower.

             6.13. Capitalization. On the Second Restatement Effective Date the authorized capital stock of the Borrower consists of (i) 100,000,000 shares of common stock, $1.00 par value per share (the "Common Stock"), (ii) 15,000,000 shares of Non-Voting Common Stock, $1.00 par value per share (the "Non-Voting Common Stock"), and (iii) 2,000,000 shares of Serial Preferred Stock, $1.00 par value per share. Of the authorized shares of Serial Preferred Stock, 35,000 are designated Series A1 Convertible Exchangeable Preferred Stock, par value $1.00 per share (the "Series A1 Preferred"), 35,000 are designated Series A2 Convertible Exchangeable Preferred Stock, par value $1.00 per share (the "Series A2 Preferred"), 5,000 are designated Series A3 Convertible Preferred Stock, $1.00 par value per share (the "Series A3 Preferred"), 35,000 are designated Series B1 Convertible Preferred Stock, par value $1.00 per share (the "Series B1 Preferred"), 35,000 are designated Series B2 Convertible Preferred Stock, par value $1.00 per share (the "Series B2 Preferred") and 5,000 are designated Series B3 Convertible Preferred Stock, $1.00 par value per share (the "Series B3 Preferred"). Immediately prior to the Second Restatement Effective Date, the number of issued shares of Common Stock was 23,373,695. On the Second Restatement Effective Date, the number of issued shares of Series A2 Preferred is 35,000, the number of issued shares of Series A3 Preferred is 5,000, and no shares of Non-Voting Common Stock, Series A1 Preferred, Series B1 Preferred, Series B2 Preferred or Series B3 Preferred are issued. On the Second Restatement Effective Date, all of the issued shares of capital stock of the Borrower will have been duly and validly issued and will be fully paid and non-assessable. The Borrower has no outstanding securities convertible into or exchangeable for its capital stock or outstanding any rights to subscribe for or to purchase, or any options for the purchase of, or any agreements providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to, its capital stock, except (i) shares of capital stock (and the Exchange Debentures if issued) issuable upon the conversion or exchange of one or more of the Series A1, A2, A3, B1, B2 or B3 Preferred and Non-Voting Common Stock or upon conversion of the Exchange Debentures,
(ii) shares of Common Stock issuable upon the exercise of outstanding stock options and stock appreciation rights granted pursuant to the Borrower's 1986 Stock Incentive Program, (iii) shares of Common Stock issuable upon the exercise of the outstanding stock options granted pursuant to the Borrower's 1989 Stock Incentive Program, (iv) shares of Common Stock issuable upon the exercise of rights heretofore granted, pursuant to the Rights Agreement between the Borrower and First National dated as of January 26, 1989, as heretofore amended, with respect to shares of Common Stock now or hereafter issued and (v) shares of Common Stock which may be purchased by the ESOP to the extent permitted under Section 8.06(x). The Borrower is not subject to any obligations (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its capital stock or make any payments in connection with stock appreciation rights except
(i) cash payments made in settlement of outstanding stock appreciation rights granted pursuant to the Borrower's 1986 Stock Incentive Program,
(ii) shares delivered in payment of the option price of outstanding stock options granted pursuant to the 1986 or 1989 Stock Incentive Programs,
(iii) shares of Common Stock received in lieu of cash as reimbursement for withholding taxes payable with respect to stock awards, (iv) the obligations of the Borrower under the Preferred Stock Purchase Agreement, and the Series A3 Purchase Agreement, the Certificates of Designation relating to the Series A1, A2 and A3 Preferred and Series B1, B2 and B3 Preferred, the Exchange Debentures and, with respect to the Non-Voting Common Stock, the Borrower's Restated Certificate of Incorporation, (v) the obligations of the Borrower pursuant to the ESOP and (vi) the obligations of Chem-tronics, Inc. pursuant to The Chem-tronics Employee Stock Ownership Plan effective as of October 1, 1980.

             6.14. Subsidiaries. The Persons listed on Schedule V are the only direct and indirect Subsidiaries and Inactive Subsidiaries of the Borrower. Schedule V correctly sets forth the percentage ownership (direct and indirect) of the Borrower in each class of capital stock of each of its Subsidiaries and Inactive Subsidiaries and also identifies the direct owner thereof.

             6.15. Compliance with Statutes, etc. (a) Except as set forth on Schedule VI, the Borrower and each of its Subsidiaries are in compliance with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of their businesses and the ownership of their property, except such noncompliances as are not likely to, in the aggregate, have a material adverse effect on the business, operations, property, assets, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries taken as a whole.

             (b) Except as set forth on Schedule VI, each of the Borrower and its Subsidiaries has complied with all applicable foreign, federal, state and local environmental laws (including, without limitation, RCRA and CERCLA), regulations and ordinances governing its business, products, properties or assets with respect to all discharges into the ground and surface water, emissions into the ambient air and generation, accumulation, storage, treatment, transpor-tation, labeling or disposal of waste materials or process by-products for which failure to comply is likely to have a material adverse effect on the property, assets, business, operations, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries taken as a whole, and, except as set forth on Schedule
VI hereto, neither of the Borrower nor its Subsidiaries is liable for any material (to the Borrower and its Subsidiaries taken as a whole) penalties, fines or forfeitures for failure to comply with any of the foregoing in the manner set forth above. Except as set forth in Schedule VI hereto, all licenses, permits or registrations required for the business of the Borrower and its Subsidiaries, as conducted as of the Second Restatement Effective Date, under any foreign, federal, state or local environmental laws, regulations or ordinances have been obtained, or have been applied for and are pending as set forth on Schedule VI hereto, and each of the Borrower and its Subsidiaries is in substantial compliance therewith, except such licenses, permits or registrations the failure to secure or to comply therewith is not likely to have a material adverse effect on the property, assets, business, operations, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries taken as a whole.
Neither the Borrower nor any of its Subsidiaries is in any material respect in noncompliance with, breach of or default under any applicable writ, order, judgment, injunction, or decree to which any such Person is a party or which would materially and adversely affect the ability of such Person to operate any manufacturing plant or other real property and, to the best of the Borrower's knowledge, no event has occurred and is continuing which would constitute noncompliance, breach of or default thereunder. Except as set forth on Schedule VI hereto, there are no legal or governmental proceedings pending or, to the best of the Borrower's knowledge threatened, which (a) question the validity, term or entitlement of the Borrower or any of its Subsidiaries for any permit, license, order or registration required for the operation of any facility which the Borrower or any of its Subsidiaries currently operates in the United States, which individually or in the aggregate, are material to the Borrower and its Subsidiaries taken as a whole and (b) wherein an unfavorable decision, ruling or finding would have a material adverse effect on the financial viability of any facility thereof, which individually or in the aggregate, are material to the Borrower and its Subsidiaries taken as a whole.

             (c) There are no facts, circumstances, conditions or occurrences on any Mortgaged Property or, to the Borrower's knowledge, any property adjoining or in the vicinity of any Mortgaged Property, (i) which would form the basis of any environmental claim against the Borrower or any of its Subsidiaries or any Mortgaged Property or assets located thereon, or
(ii) which would cause such Mortgaged Property or such assets to be subject to any restrictions on the ownership, occupancy, use or transferability thereof under any environmental law, and in each case, would be reasonably likely to result in a material adverse effect on the business, operations, property, assets, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries taken as a whole.

             6.16. Investment Company Act. Neither the Borrower nor any of its Subsidiaries is an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

             6.17. Public Utility Holding Company Act. Neither the Borrower nor any of its Subsidiaries is a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

             6.18. Patents, Licenses, Franchises and Formulas. Except as set forth in Schedule VII, each of the Borrower and its Subsidiaries owns all the patents, trademarks, permits, service marks, trade names, copyrights, licenses, franchises and formulas, or rights with respect to the foregoing, or each has obtained assignments of all licenses and other rights of whatever nature necessary for the present conduct of its businesses, without any known conflict with the rights of others which, or the failure to obtain which, as the case may be, is likely to result in a material adverse effect on the business, operations, property, assets, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries taken as a whole.

             6.19. Restrictions on Subsidiaries. There are no restrictions on the Borrower or any of its Subsidiaries which prohibit or otherwise restrict (i) the transfer of cash or other assets (x) between the Borrower and any of its Subsidiaries or (y) between any Subsidiaries of the Borrower or (ii) the Borrower or any of its Subsidiaries from granting Liens or security interests in their respective assets to the Collateral Agent, other than (x) applicable restrictions of law imposed on Subsidiaries by the jurisdictions in which such Subsidiaries are incorporated or do business and (y) those restrictions imposed by the Hoeganaes Stockholders Agreement.

             6.20. Properties. The Borrower and each of its Subsidiaries have good title to all properties owned by them, including all property reflected in the consolidated balance sheet of the Borrower and its Subsidiaries as referred to in Section 6.07(a) (except as sold or otherwise disposed of since the date of such balance sheet in the ordinary course of business), free and clear of all Liens, other than as otherwise permitted by Section 8.01.

             6.21 Existing and Continued Security Interests. The Borrower on behalf of itself and on behalf of its Subsidiaries represent and warrants that:

             (i) Except as set forth herein, the execution, delivery and performance of this Agreement shall not in any way affect the respective obligations of the Borrower and its Subsidiaries under any Credit Document, or any other document executed in connection therewith other than the Original Credit Agreement, as amended and restated prior to the Second Restatement Effective Date, to which either the Borrower or any of its Subsidiaries is a party, including without limitation, the respective obligations of the Borrower and its Subsidiaries (if any) under (x) the Amended and Restated Company Security Agreement (attached hereto as Annex A), (y) the Amended and Restated Subsidiary U.S. Security Agreement (attached hereto as Annex
        B), and (z) any and all documents executed therewith;

             (ii) Each Credit Document and each other document executed in connection therewith, except as heretofore released and other than the Original Credit Agreement, as amended and restated immediately prior to the Second Restatement Effective Date, are hereby assumed under and made a part of this Agreement; and

             (iii) On the date hereof, the obligations of the Borrower and each of its Subsidiaries under the Credit Documents and the documents executed in connection therewith, except as heretofore released and other than the Original Credit Agreement as amended and restated prior to the Second Effective Restatement Date, remain absolute and unconditional and are not subject to any defense, set-off or counterclaim; provided that, in the case of each of the Credit Documents, the Borrower hereby acknowledges and agrees that the "Obligations" (as defined therein) include all of the Obligations under and as defined in this Agreement, after giving effect to the Second Restatement Effective Date and any increase in the amounts owing to the Banks or the agents.

             Section 7. Affirmative Covenants. The Borrower covenants and agrees that on and after the Second Restatement Effective Date and until the Total Commitment has terminated, all Letters of Credit are terminated and the Loans, any Unpaid Drawings and the Notes, together with interest, Fees and all other obligations incurred hereunder and thereunder, are paid in full:

             7.01 Information Covenants.  The Borrower will furnish to each
Bank:

             (a) Monthly Reports. Within 20 Business Days after the end of each fiscal month other than the last such month of any fiscal quarter of the Borrower, the consolidated balance sheet of the Borrower as at the end of such month and the related consolidated statements of income and sources and uses of cash for such month and for the elapsed portion of the fiscal year ended with the last day of such month, in each case setting forth comparative figures for the corresponding month in the prior fiscal year, together with a discussion of the results thereof, and a schedule of all intercompany Indebtedness specifically setting forth the details of the obligor, the payee, and other relevant terms of repayment and whether such Indebtedness is evidenced by a promissory note or an instrument.

             (b) Quarterly Financial Statements. Within 45 days after the close of each quarterly accounting period in each fiscal year of the Borrower other than the last such quarter of any fiscal year, the consolidated and consolidating balance sheet of the Borrower in the general form as last delivered prior to the Second Restatement Effective Date as at the end of such quarterly period and the related consolidated and consolidating statements of income and sources and uses of cash for such quarterly period and for the elapsed portion of the fiscal year ended with the last day of such quarterly period, in each case setting forth comparative figures for the related periods in the prior fiscal year, all of which shall be certified by the Vice President-Finance of the Borrower subject to normal year-end audit adjustments.

             (c) Annual Financial Statements. Within 75 days after the close of each fiscal year of the Borrower, the consolidated and consolidating balance sheets of the Borrower in the general form as last delivered prior to the Second Restatement Effective Date as at the end of such fiscal year and the related consolidated and consolidating statements of income and retained earnings and sources and uses of cash for such fiscal year, in each case setting forth comparative figures for the preceding fiscal year and, in the case of said consolidated financial statements, certified by Price Waterhouse or independent certified public accountants of recognized national standing acceptable to the Administrative Agent or the Required Banks and in the case of such consolidating financial statements, certified by the Vice President-Finance of the Borrower, in each case together with a report of such accounting firm stating that in the course of its regular audit of the financial statements of the Borrower, which audit was conducted in accordance with generally accepted auditing standards, such accounting firm obtained no knowledge of any Default or Event of Default which has occurred and is continuing or, if in the opinion of such accounting firm such a Default or Event of Default has occurred and is continuing, a statement as to the nature thereof.

             (d) Budgets. As promptly as same are furnished to the Board of Directors of the Borrower, but in any event within 30 days after the first day of each fiscal year of the Borrower, a budget in form satisfactory to the Administrative Agent prepared by the Borrower for the twelve months beginning on the first day of such fiscal year accompanied by the statement of the Vice President-Finance of the Borrower to the effect that, to the best of his knowledge, such budget is a reasonable estimate for the period covered thereby. Within 30 days after the first day of the third fiscal quarter of the Borrower, the Vice President-Finance of the Borrower shall deliver either (i) a certificate to the effect that, to the best of his knowledge, the budget previously delivered remains a reasonable estimate for the remainder of the period covered thereby or (ii) a budget summary for such remaining period covering any significant changes to the budget previously delivered.

             (e) Officer's Certificates. At the time of the delivery of the financial statements provided for in Section 7.01(b) and (c), a certificate of the Vice President-Finance of the Borrower to the effect that to the best of his knowledge, no Default or Event of Default has occurred and is continuing, or if the Vice President-Finance is unable to make the certifications required herein, he shall supply a statement setting forth the reasons for such inability, specifying the nature and extent of such reasons. Such certificate shall also set forth the calculations required to establish whether the Borrower was in compliance with the provisions of Sections
        8.08 through 8.10, inclusive, at the end of such fiscal quarter or year, as the case may be.

             (f) Notice of Default or Litigation. Promptly, and in any event within three Business Days after any of the Chairman, President, Vice President-Finance or chief legal officer of the Borrower obtains actual knowledge thereof, notice of (i) the occurrence of any event which constitutes a Default or Event of Default or (ii) any litigation or governmental proceeding pending (x) against the Borrower or any of its Subsidiaries which could materially and adversely affect the business, operations, property, assets, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries taken as a whole or (y) with respect to any Credit Document.

             (g) Management Letters. Promptly after the Borrower's receipt thereof, a copy of any "management letter" received from its certified public accountants.

             (h) Other Reports and Filings. Promptly, copies of all financial information, proxy materials and other information and reports, if any, which the Borrower (x) has filed with the Securities and Exchange Commission or any governmental agencies substituted therefor (the "SEC") or any comparable agency outside of the United States or (y) has delivered to holders of, or to any agent or trustee with respect to, Indebtedness of the Borrower in their capacity as such a holder, agent or trustee.

             (i) Other Information. From time to time, such other information or documents (financial or otherwise) as the Administrative Agent, acting in its own capacity or at the request of any Bank, may reasonably request.

             7.02 Books, Records and Inspections. The Borrower will, and will cause each of its Subsidiaries to, keep proper books of record and account in which full, true and correct entries in conformity with generally accepted accounting principles and all requirements of applicable law shall be made of all dealings and transactions in relation to its business and activities. The Borrower will, and will cause each of its Subsidiaries to, permit officers and designated representatives of the Administrative Agent or the Required Banks, upon two Business Days' notice, to visit and inspect any of the properties of the Borrower or such Subsidiary, and to examine the books of account of the Borrower or such Subsidiary and discuss the affairs, finances and accounts of the Borrower or such Subsidiary with, and be advised as to the same by, its and their officers, and to conduct audits of the Borrower's books and records and each of its Subsidiaries' books and records, all at such reasonable times and intervals and to such reasonable extent as the Administrative Agent or the Required Banks may request.

             7.03 Maintenance of Property, Insurance. The Borrower will, and will cause each of its Subsidiaries to, (i) keep all property useful and necessary in its business in good working order and condition, (ii) maintain with financially sound and reputable insurance companies insurance which provides substantially the same (or greater) coverage and against at least such risks as are maintained by other corporations similarly situated with like property, provided that in no event will any deductible or self-insurance retention per occurrence (i) in respect of liability claims, exceed $2.5 million or (ii) in respect of casualty damage, exceed $2.5 million, and (iii) furnish to each Bank, upon written request by the Administrative Agent, full information as to the insurance carried. The provisions of this Section 7.03 shall be deemed to be supplemental to, but not duplicative of, the provisions of any of the Security Documents that require the maintenance of insurance.

             7.04 Corporate Franchises. The Borrower will, and will cause each of its Subsidiaries to, do or cause to be done, all things necessary to preserve and keep in full force and effect its existence and its material rights, franchises, licenses and patents; provided, however, that nothing in this Section 7.04 shall prevent (x) the withdrawal by the Borrower or any of its Subsidiaries of its qualification to do business as a foreign corporation in any jurisdiction, or the failure to preserve franchises, patents and licenses, in any such case where such withdrawal or failure could not reasonably be expected to have a material adverse effect on the business, operations, property, assets, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries taken as a whole or (y) any action expressly permitted by Section 8.02.

             7.05 Compliance with Statutes, etc. The Borrower will, and will cause each of its Subsidiaries to, comply with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property (including applicable statutes, regulations, orders and restrictions relating to environmental standards and controls), except such noncompliances as could not reasonably be expected to, in the aggregate, have a material adverse effect on the business, operations, property, assets, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries taken as a whole.

             7.06 ERISA. As soon as possible and in any event within 10 days after the Borrower or any of its Subsidiaries or any ERISA Affiliate knows or has reason to know any of the following, the Borrower will deliver to each of the Banks a certificate of the Vice President - Finance of the Borrower setting forth details as to such occurrence and such action, if any, which the Borrower, such Subsidiary or such ERISA Affiliate is required or proposes to take, together with any notices given to or filed with or by the Borrower, its Subsidiaries, ERISA Affiliates, the PBGC, a Plan participant or the Plan administrator with respect thereto: that a Reportable Event has occurred, that an accumulated funding deficiency (as defined in Section 412 of the Code) has been incurred or an application has been made or is reasonably likely to be made to the Secretary of the Treasury for a waiver of the minimum funding standard or an extension of any amortization period under Section 412 of the Code with respect to a Plan, that a Plan has been or is reasonably likely to be terminated, reorganized, partitioned or declared insolvent under Title IV of ERISA, that a Plan has an Unfunded Current Liability giving rise to a lien under ERISA or the Code, that proceedings have been instituted by the PBGC or are reasonably likely to be instituted by the PBGC to terminate a Plan, that a proceeding has been instituted to collect from the Borrower or a Subsidiary a delinquent contribution to a Plan pursuant to Section 515 of ERISA, or that the Borrower, any Subsidiary or an ERISA Affiliate will or is reasonably likely to incur any liability (including any contingent or secondary liability) to or on account of the termination of or withdrawal by the Borrower, a Subsidiary or an ERISA Affiliate from a Plan under Sections 4062, 4063, 4064, 4201 or 4204 of ERISA. With respect to each
Plan which is a single-employer plan (as defined in Section 4001(a)(15) of ERISA) the Borrower will deliver to the Administrative Agent a complete copy of the annual report (Form 5500 series) therefor required to be filed with the Internal Revenue Service and with respect to each Plan which is a multiemployer plan (as defined in Section 4001(a)(3) of ERISA) the Borrower will deliver to the Administrative Agent a complete copy of each annual report (Form 5500 series) therefor provided after the date of this Agreement to the Borrower or its respective Subsidiaries or ERISA
Affiliates by the administrator of said Plan. Copies of annual reports required to be delivered to the Banks hereunder shall be delivered no later than 10 days after the date such report has been filed with the Internal Revenue Service by the Borrower or any of its Subsidiaries or any ERISA Affiliate.

             7.07 End of Fiscal Years; Fiscal Quarters. Without the prior written consent of the Required Banks, the Borrower shall not, and shall not permit any of its Subsidiaries to, change the manner of determining the date on which any of their fiscal quarters or fiscal years shall end.

             7.08 Performance of Obligations. The Borrower will, and will cause each of its Subsidiaries to, perform all of its obligations under the terms of each mortgage, indenture, security agreement and other agreement by which it is bound, except such non-performances as could not reasonably be expected to, in the aggregate, have a material adverse effect on the business, operations, property, assets, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries taken as a whole.

             7.09 Permitted Acquisitions. All Permitted Acquisitions shall be made in compliance with the provisions of this Section 7.09.

             (a) The Borrower shall provide the Administrative Agent and the Documentation Agent with 15 Business Days' prior written notice of any proposed Permitted Acquisition, copies of all definitive documents governing same and all financial information necessary to support the requirements of clause (b) below.

             (b) The Borrower shall provide information, in all respects satisfactory to the Administrative Agent, the Documentation Agent and the Required Banks, indicating on a pro forma basis for the period at least one year prior to and one year after the date of the proposed Permitted Acquisition compliance with all covenants and agreements set forth in this Agreement.

             (c) The Administrative Agent and the Documentation Agent shall use their respective reasonable efforts to respond to any such request for consent within ten Business Days after receipt of the Borrower's notice of such Permitted Acquisition.

             (d) The Borrower may consummate the proposed Permitted Acquisition if consented to by the Administrative Agent, the Documentation Agent and the Required Banks (which consent may be withheld in the sole discretion of any such Person).

             7.10. Inactive Subsidiaries. If at any time after the Second Restatement Effective Date, any Inactive Subsidiary of the Borrower ceases to be an Inactive Subsidiary other than by virtue of ceasing to exist, it shall be deemed a Subsidiary of the Borrower under this Agreement, and the Borrower shall cause such Subsidiary to take all such action as is necessary to execute and deliver Guaranties and Security Documents (or counterparts thereof) as if such Inactive Subsidiary were first acquired or created as a Subsidiary at such time.

              7.11. Cash Management. The Borrower shall, and shall cause its Subsidiaries to, deposit or invest with the Banks all cash and Cash Equivalents owned or held by the Borrower and/or such Subsidiaries, other than an amount equal to $2,000,000 at any one time, provided, that, notwithstanding the foregoing, any Foreign Subsidiary may hold cash and Cash Equivalents in banks and institutions other than Banks in accordance with its ordinary course of business cash management.

             Section 8. Negative Covenants. The Borrower agrees that on and after the Second Restatement Effective Date and until the Total Commitment has terminated, all Letters of Credit have terminated and the Loans, any Unpaid Drawings and the Notes, together with interest, Fees and all other obligations incurred hereunder and thereunder, are paid in full:

             8.01 Liens. The Borrower will not, and will not permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Lien upon or with respect to any property or assets (real or personal, tangible or intangible) of the Borrower or any of its Subsidiaries whether now owned or hereafter acquired, or sell any such property or assets subject to an understanding or agreement, contingent or otherwise, to repurchase such property or assets (including sales of accounts receivable with recourse to the Borrower or any of its Subsidiaries), or assign any right to receive income or permit the filing of any financing statement under the UCC or any other similar notice of Lien under any similar recording or notice statute; provided that the provisions of this Section 8.01 shall not prevent the creation, incurrence, assumption or existence of the following:

            (i) Liens securing judgments which have been bonded or stayed within 45 days after arising in the ordinary course of business, to the extent such judgment does not constitute an Event of Default, provided the Liens are being contested in good faith and by appro-priate procedures, and Liens for taxes, governmental assessments or charges in the nature of taxes not yet due, or Liens for taxes, governmental assessments or charges in the nature of taxes which have been bonded or stayed within 45 days after arising and being contested in good faith and by appropriate procedures for which adequate reserves have been established;

           (ii) Liens in respect of property or assets of the Borrower or any of its Subsidiaries imposed by law, which were incurred in the ordinary course of business, such as carriers', warehousemen's, materialmen's, repairmen's and mechanics' liens and other similar Liens arising in the ordinary course of business, and (x) which do not in the aggregate materially detract from the value of such property or assets or materially impair the use thereof in the operation of the business of the Borrower and its Subsidiaries or (y) which are being contested in good faith by appropriate procedures, which procedures have the effect of preventing or staying while pending the forfeiture or sale of the property or assets subject to any such Lien;

          (iii) Liens in existence on the Second Restatement Effective Date and acceptable to the Administrative Agent which are listed, and the property subject thereto described, in Schedule VIII hereto (the "Permitted Liens");

           (iv)     Liens created pursuant to the Security Documents;

            (v) Utility deposits and pledges or deposits in connection with worker's compensation, unemployment insurance and other social security legislation;

           (vi)     Liens securing Indebtedness in the amount permitted by
        Section 8.05(d) upon (i) any property or assets acquired (whether by purchase, merger or otherwise) after the date hereof (and not theretofore owned by the Borrower or any of its Subsidiaries), or (ii) improvements made on any property or assets now owned or hereafter acquired, securing the purchase price thereof or created or incurred simultaneously with, or within 180 days after, such acquisition or the making of such improvements or existing at the time of such acquisition (whether or not assumed) or the making of such improve-ments, if (x) such Lien shall be limited to the property or assets so acquired or the improvements so made, (y) the amount of the obligations or indebtedness secured by such Liens shall not be increased after the date of the acquisition of such property or assets or the making of such improvements, except to the extent improvements are made to such property or assets after the date of the acquisition or the making of the initial improvements, and (z) the principal amount of the obligation or Indebtedness secured by such Lien shall not exceed 100% of the cost or fair value (which may be determined in good faith by the Board of Directors of the Borrower), whichever is lower, of the property or assets or improvements at the time of the acquisition or making thereof;

          (vii) Liens arising under Capital Leases to the extent permitted by Section 8.05(d);

         (viii) Liens on assets of the ESOP and the ESOP Trust in favor of participants and beneficiaries of the ESOP; and

           (ix) Liens in the form of cash collateral securing the obligations of the Borrower and its Subsidiaries permitted by Section 8.05(g).

             8.02 Consolidation, Merger, Sale of Assets, etc. The Borrower will not, and will not permit any of its Subsidiaries to, wind up, liquidate or dissolve its affairs or enter into any transaction of merger or consolidation, or convey, sell, lease or otherwise dispose of (or agree to do any of the foregoing at any future time) all or any part of its property or assets, or enter into any partnerships, joint ventures or sale-leaseback transactions, or purchase or otherwise acquire (in one or a series of related transactions) any part of the property or assets (other than purchases or other acquisitions of inventory, materials and equipment in the ordinary course of business) of any Person except that:

             (i) the Borrower and its Subsidiaries may in the ordinary course of business sell and lease inventory;

             (ii) Capital Expenditures shall be permitted to the extent not in violation of Section 8.08;

             (iii) the Borrower and its Subsidiaries may sell or otherwise dispose of any assets which, in the reasonable judgment of such Person, have become uneconomic, obsolete or worn out;

             (iv) the Borrower and its Subsidiaries may sell assets the book value of which in any one case does not exceed $2,500,000, provided that (x) the aggregate book value of assets sold or otherwise disposed of pursuant to this clause (iv) in any one fiscal year does not exceed $7,500,000 and (y) the proceeds of each such sale or disposition are applied to repay the Loans to the extent required by Section 4.02;

             (v) the Borrower and its Subsidiaries may make Designated Asset Sales, provided that the proceeds of any such sale are applied to repay the Loans to the extent provided in Section 4.02;

             (vi) the Borrower may merge with one or more wholly-owned Subsidiaries provided the Borrower is the surviving entity and the Borrower or a Subsidiary may transfer assets in the ordinary course of business to the Borrower or a Subsidiary which is a Subsidiary Assignor, a Subsidiary Guarantor and a Subsidiary Pledgor, and a Subsidiary which is not a Subsidiary Assignor, Subsidiary Guarantor or Subsidiary Pledgor may transfer assets in the ordinary course of business to the Borrower or a Subsidiary;

             (vii)   purchases, acquisitions or investments permitted by
        Section 8.06 shall be permitted;

             (viii) with the prior written consent of the Required Banks, any other assets which do not constitute all or substantially all of the Collateral may be sold or transferred and any wholly-owned Subsidiary may merge or consolidate with one or more such other wholly-owned Subsidiaries, provided that (x) if either such wholly-owned Subsidiary was a Subsidiary Assignor, Subsidiary Guarantor or Subsidiary Pledgor immediately prior to the merger or consolidation, the surviving entity is a wholly-owned Subsidiary which is a Subsidiary Assignor, a Subsidiary Guarantor or a Subsidiary Pledgor, respectively, and (y) no Default or Event of Default exists or would result therefrom;

             (ix) those Subsidiaries listed on Schedule IX may be wound up, liquidated, and/or dissolved so long as upon such winding-up, liquidation and/or dissolution, the assets of such Subsidiaries are transferred to the immediate parent of such Subsidiary, or to the Borrower, or to a Subsidiary which is a Subsidiary Assignor, a Subsidiary Guarantor or a Subsidiary Pledgor;

             (x) any Subsidiary which has made a Distribution permitted under Section 8.03 may be wound up, liquidated and/or dissolved so long as, immediately following such Distribution, the assets of such Subsidiary are less than $25,000; and

             (xi) Permitted Acquisitions shall be permitted in compliance with Section 7.09.

             To the extent the Required Banks waive any provision of this
Section 8.02 with respect to the sale of any Collateral, or any Collateral is sold as permitted by this Section 8.02, such Collateral shall be sold free and clear of the Liens created by the Security Documents, and the Collateral Agent shall be authorized to take such actions as it deems appropriate in connection therewith.

             8.03 Distributions. The Borrower shall not authorize, declare or pay, or permit any of its Subsidiaries to authorize, declare or pay, any Distributions, except that:

             (i) any Subsidiary of the Borrower may make Distributions to the Borrower or any wholly-owned Subsidiary of the Borrower;

             (ii) payments required to be made in respect of stock appreciation rights outstanding on the Second Restatement Effective Date shall be permitted;

             (iii) the settlement of stock options outstanding on the Second Restatement Effective Date shall be permitted, provided that the aggregate amount paid in respect of such settlements shall not exceed $1.5 million, and the issuance of stock options to employees in cancellation of or consideration of the surrender and cancellation of outstanding options, to the extent such issuance, surrender or cancellation may be deemed a Distribution, shall be permitted;

             (iv) Hoeganaes shall be permitted to make Distributions in respect of its capital stock on a pro rata basis to its shareholders, and any Subsidiary of Hoeganaes shall be permitted to make Distributions to Hoeganaes or any Subsidiary of Hoeganaes;

             (v) the redemption of outstanding shareholder rights shall be permitted, provided that the aggregate amount paid in respect of such redemption shall not exceed $400,000;

             (vi) the retirement or acquisition by way of transfer from any Person to the Borrower of capital stock of the Borrower in payment of all or any portion of the exercise price of any warrants, options or rights to acquire capital stock of the Borrower shall be permitted;

             (vii) the retirement or acquisition by way of transfer from any Person to the Borrower of capital stock of the Borrower acquired by such Person from the Borrower pursuant to a grant or award of such capital stock of the Borrower made by the Borrower shall be permitted, provided that such retirement or acquisition is in satisfaction of all or any portion of income and/or employment taxes to be withheld by the Borrower with respect to such Person and; provided further, that the aggregate amount paid in respect of such retirements and acquisitions shall not exceed $2,000,000; and

             (viii) the retirement or acquisition of shares of Series A1, A2, A3, B1, B2 or B3 Preferred or Non-Voting Common Stock upon exchange or conversion of the same for any such capital stock or Common Stock pursuant to the Preferred Stock Purchase Agreements shall be permitted.

             8.04 Leases. The Borrower will not permit the aggregate payments (including, without limitation, any property taxes paid as additional rent or lease payments) by the Borrower and its Subsidiaries on a consolidated basis under agreements to rent or lease any real or personal property
(other than Capital Leases), during any fiscal year of the Borrower to exceed $20,000,000.

             8.05 Indebtedness. The Borrower will not, and will not permit any of its Subsidiaries to, contract, create, incur, assume or suffer to exist any Indebtedness, except:

             (a) Indebtedness incurred pursuant to this Agreement, including without limitation Indebtedness permitted under 12.17, and the other Credit Documents;

             (b) Indebtedness of the Borrower or its Subsidiaries existing on the Second Restatement Effective Date to the extent same is listed on
Schedule X and any extensions, renewals or refinancings thereof provided that the aggregate principal amount thereof is not increased ("Existing Debt");

             (c) Indebtedness of the Borrower or its Subsidiaries under any Hedging Agreement existing prior to the Second Restatement Effective Date;

             (d) Indebtedness arising under Capital Leases and the Indebtedness secured by Liens permitted pursuant to Section 8.01(vi), provided that (i) the aggregate principal amount of Indebtedness under this clause (d) incurred in any fiscal year of the Borrower shall not exceed $20,000,000 and (ii) after giving effect to the incurrence of such Indebtedness, the Borrower, on a pro forma basis, would be in compliance with the provisions of Section 8.10 on the last day of the fiscal quarter last ended for which financial statements are available;

             (e) Indebtedness of the Borrower under Section 6(c) of the Hoeganaes Stockholders Agreement arising in connection with the purchase of shares permitted by Section 8.06;

             (f) Indebtedness (i) of the Borrower or The Interlake Companies, Inc. to any Subsidiary including but not limited to any Subsidiary which is a Subsidiary Assignor or a Subsidiary Guarantor (for purposes of this clause (f) only, each Subsidiary Assignor or Subsidiary Guarantor, a "Subsidiary Credit Party"), (ii) of a Subsidiary Credit Party to either (a) the Borrower, (b) The Interlake Companies, Inc. or (c) any other Subsidiary Credit Party; provided, however, if the Indebtedness permitted under this clause (ii) is of a Subsidiary Credit Party which is not a Foreign
Subsidiary, then only Indebtedness to the extent permitted under subparagraph (f)(ii)(a) or (b) hereof, (iii) of any Subsidiary which is not a Subsidiary Credit Party to any other Subsidiary (other than Hoeganaes) which is not a Subsidiary Credit Party, (iv) notwithstanding the foregoing, Indebtedness of any Subsidiary which is not a Subsidiary Credit Party to a Subsidiary Credit Party shall be permitted if (x) the aggregate principal amount thereof does not exceed $45,000,000 at any time outstanding or (y) the proceeds of any Indebtedness incurred in excess of the amount permitted under clause (x) are returned (by way of dividend or otherwise) to a Borrower within five Business Days of the incurrence thereof and the Administrative Agent shall have received five Business Days prior written notice of the incurrence of such Indebtedness and subsequent notice that the dividend or other returning payment has been made, (v) of any Subsidiary Credit Party which is a Foreign Subsidiary to any Foreign Subsidiary which is not a Subsidiary Credit Party and (vi) among the Borrower and its Subsidiaries outstanding as of November 30, 1993, provided that such Indebtedness shall only be permitted (A) if described in writing to the Administrative Agent on or before such date and (B) if either (1) such Indebtedness is otherwise permitted under clauses (i) through (v) of this clause (f) or (2) the repayment of such Indebtedness shall, based on a certificate of the chief financial officer of the Borrower, create costs, adverse tax or legal consequences which the Administrative Agent determines (in its sole discretion) are material;

             (g) Obligations of the Borrower or a Subsidiary in respect of letters of credit, guaranties and other similar instruments supporting obligations incurred in the ordinary course of business, provided that the aggregate principal amount of Indebtedness under this clause (g) shall not exceed $15,000,000 at any one time outstanding;

             (h) other Indebtedness of the Borrower, provided that the aggregate principal amount of Indebtedness under this clause (h) shall not exceed $20,000,000 at any one time outstanding;

              (i) Indebtedness arising in connection with performance bonds and surety bonds supporting obligations other than for borrowed money incurred in the ordinary course of business consistent with past practices; and

              (j) Indebtedness of the Borrower to the National Bank of Canada in respect of letters of credit originally issued under the Original Credit Agreement as the same may be renewed from time to time.

             8.06 Advances, Investments and Loans. Other than in connection with any Permitted Acquisition, the Borrower will not, and will not permit any of its Subsidiaries to, lend money or credit or make advances to any Person, or purchase or acquire any stock, obligations or securities of, or any other interest in, or make any capital contribution to, any other Person, or hold any cash or Cash Equivalents, except that the following shall be permitted:

            (i) the Borrower and its Subsidiaries may acquire and hold receivables owing to it, if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms;

           (ii) the Borrower and its Subsidiaries may acquire and hold cash and Cash Equivalents, provided that so long as any Loans are outstanding the aggregate amount of cash and Cash Equivalents held by the Borrower and its Subsidiaries shall not exceed $2,500,000;

          (iii) the Borrower and its Subsidiaries may make advances to employees for moving, relocation, employee home purchase program and travel expenses, drawing accounts and similar expenditures in the ordinary course of business;

           (iv) the Borrower may make contributions to the ESOP to pay the administrative expenses of the ESOP; provided that contributions of capital stock of the Borrower to the ESOP need not be so used and loans to the ESOP permitted under Section 8.06(x) need not be so used;

            (v) The Borrower or any Subsidiary may purchase shares of stock of Hoeganaes offered to it pursuant to Section 6(c) of the Hoeganaes Stockholders Agreement, provided that (A) after giving effect to such purchase no Default or Event of Default would exist and (B) in the event such purchase is not permitted by Clause (A) the Required Banks shall consent to such purchase;

           (vi) the Borrower and its Subsidiaries may acquire Indebtedness of other Persons (other than pursuant to clause (vii) below) in connection with the sale of assets permitted by Section 8.02, provided that (x) the aggregate principal thereof, when added to outstanding Indebtedness owed the Borrower and its Subsidiaries described in clause (vii) of this Section 8.06 at the time such Indebtedness is acquired, shall not exceed $5 million and (y) the cash proceeds of such Indebtedness are applied to repay the Loans to the extent required by Section 4.02;

          (vii)     Indebtedness acquired by the Borrower or a Subsidiary under
        Section 6(c) of the Hoeganaes Stockholders Agreement in connection with a transaction permitted by Section 8.02(vii), provided that the cash proceeds, as received, of such Indebtedness are applied to repay the Loans to the extent required by Section 4.02;

          (viii) the Borrower and its Subsidiaries may make the intercompany loans permitted by Section 8.05(f) and the intercompany transfer of assets permitted by Section 8.02(vi);

           (ix) the Borrower and its Subsidiaries may form new Subsidiaries, provided that all transactions with, and investments in, such new Subsidiaries shall comply with the provisions of this Agreement;

            (x) the Borrower may make one or more loans at any time or from time to time to the ESOP Trust that shall not exceed $2,500,000 in the aggregate provided, that the note or notes evidencing any such loan, and any additional stock of the Borrower purchased by the ESOP with the proceeds of any such Loan and not yet released from the suspense account created or maintained in connection with each Loan, are pledged to the Collateral Agent pursuant to security arrangements satisfactory to it and the Borrower; and

           (xi) (x) the Borrower and its Subsidiaries may make advances or loans to, or investments in, Subsidiaries of the Borrower in an amount not to exceed $1,000,000 annually and (y) the Borrower and its Subsidiaries may make investments described in the proviso to the definition of Capital Expenditures.

             8.07 Transactions with Affiliates. The Borrower will not, and will not permit any of its Subsidiaries to, enter into any transaction or series of related transactions, whether or not in the ordinary course of business, with any Affiliate, other than on terms and conditions substantially as favorable to the Borrower or such Subsidiary as would be obtainable by the Borrower or such Subsidiary at the time in a comparable arm's-length transaction with a Person other than an Affiliate, except that
(i) loans, advances, transfers, sales or purchases of shares and other transactions may be incurred and made to the extent permitted by Sections 8.02, 8.03, 8.05 and 8.06 and (ii) the Borrower and its Subsidiaries may effect intercompany transactions and transfers of goods and services in the ordinary course of business and in conformity with the business practices in effect on the Second Restatement Effective Date.

             8.08 Capital Expenditures. (a) The Borrower will not, nor will it permit any of its Subsidiaries to, make or incur Capital Expenditures in any period set out below, in excess of the amount that, together with any amounts expended pursuant to Section 8.06(x) in such period, is set forth below opposite such period:

          Period                                           Amount

        Second Restatement Effective Date
                  through March 29, 1998                  $20,000,000
        Second Restatement Effective Date
                  through the Maturity Date               $40,000,000

             8.09 Minimum Consolidated Net Worth. The Borrower's Consolidated Net Worth at any time may not be less than an amount equal to (i) the Borrower's Consolidated Net Worth at December 25, 1994 (i.e., negative $257,280,386), minus (ii) $30,000,000, plus (iii) Cumulative Consolidated
Net Income at such time.

             8.10. Minimum Consolidated EBITDA. Consolidated EBITDA for any four fiscal quarter period ending on the last day of any fiscal quarter set forth below shall be greater than the amount set forth opposite such fiscal quarter:

             Fiscal Period                               Amount

             For the fourth quarter of 1997               $72,000,000
             For the first quarter of 1998                $66,000,000
             For the second quarter of 1998               $60,000,000

             8.11. Limitation on Voluntary Payments and Modifications of Indebtedness; Modifications of Certificate of Incorporation, By-Laws and Certain Other Agreements, etc. The Borrower will not, and will not permit any of its Subsidiaries to, (i) make any voluntary or optional payment or prepayment on or redemption or acquisition for value of (including, without limitation, by way of depositing with the trustee with respect thereto money or securities before due for the purpose of paying when due) (a) any Existing Debt or Indebtedness under Senior Notes or Permanent Subordinated Debentures; provided that the Borrower may make Note Repurchases in an aggregate amount not to exceed the amount of Disposition Proceeds at purchase prices not to exceed one hundred ten percent of the face value of such Senior Notes or Permanent Subordinated Debentures, or (b) Indebtedness under Section 6 of the Hoeganaes Stockholders Agreement, or the Convertible Preferred Stock, (ii) amend or modify, or permit the amendment or modification of, any provision of any agreement (including, without limitation, any purchase agreement, indenture, loan agreement or security agreement) relating to any of the foregoing, (iii) amend, modify or change its Certificate of Incorporation or By-Laws or comparable organizational documents (including, without limitation, by the filing or modification of any certificate of designation), or any agreement entered into by it, with respect to its capital stock (except changes which could not reasonably be expected to materially adversely affect the Banks), or enter into any new agreement with respect to its capital stock, except for those which could not reasonably be expected to materially adversely affect the Banks, (iv) amend, modify or change any, or enter into any new shareholders' agreements, except to the extent such action could not reasonably be expected to materially adversely affect the Banks, (v) amend, modify or change the Hoeganaes Stockholders Agreement, the Hoeganaes Research and Development Agreement or (vi) offer any shares of stock of Hoeganaes pursuant to Section 6(c) of the Hoeganaes Stockholders Agreement. Notwithstanding the foregoing, the Borrower or Arwood Corporation shall be permitted to prepay any amounts payable by Arwood Corporation under a Loan Agreement, dated as of August 1, 1979, by and between The Industrial Development Authority of the State of New Hampshire and Arwood Corporation, in the event of a default by First W-G Acquisition Corporation (or any successor thereof) under such Loan Agreement.

             8.12. Limitation on Restrictions on Subsidiary Dividends, Other Distributions and on Granting of Liens. The Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of (I) any Subsidiary of the Borrower to (a) pay dividends or make any other distributions on its capital stock or any other interest or participation in its profits, owned by the Borrower or any Subsidiary of the Borrower, or pay or repay any Indebtedness owed to the Borrower or a Subsidiary, (b) make loans or advances to the Borrower or
(c) transfer any of its properties or assets to the Borrower or its Subsidiaries or (II) the Borrower or any of its Subsidiaries to grant Liens or security interests on the assets of such Person in favor of the Banks, except for such encumbrances or restrictions existing under or by reason of
(i) applicable law, (ii) this Agreement, (iii) to the extent restricting the disposition of any property serving as security therefor, any agreements relating to Indebtedness permitted pursuant to Section 8.05(d) and (g), (iv) customary provisions restricting subletting or assignment of any lease governing a leasehold interest of the Borrower or any of its Subsidiaries, and (v) customary restrictions on dispositions of real property interests found in reciprocal easement agreements of the Borrower or any of its Subsidiaries.

             8.13. Limitation on Issuances of Capital Stock by Subsidiaries. The Borrower shall not permit any of its Subsidiaries to issue any capital stock (including by way of sales of treasury stock) or any options or warrants to purchase, or securities convertible into, capital stock, except for (i) transfers and replacements of then outstanding shares of capital stock and (ii) stock splits, stock dividends and issuances which do not decrease the percentage ownership of the Borrower or any of its Subsidiaries in any class of the capital stock of such Subsidiary, provided that if the stock of the respective Subsidiary issuing any shares of stock or other securities as permitted by this
Section 8.13 is pledged pursuant to a Pledge Agreement, then any shares issued pursuant to preceding clauses (i) and (ii) shall be delivered directly to the Collateral Agent for pledge pursuant to the respective Pledge Agreement.

             8.14. Business. The Borrower will not, and will not permit its Subsidiaries to, engage (directly or indirectly) in any business other than the business in which the Borrower and its Subsidiaries are engaged on the Second Restatement Effective Date, plus reasonable extensions and expansions thereof.

             Section 9. Events of Default. Upon the occurrence of any of the following specified events (each an "Event of Default"):

             9.01 Payments. The Borrower shall (i) default in the payment when due of any payment of principal of its Loans or Notes, or (ii) default, and such default shall continue for at least two Business Days, of any payment of any Unpaid Drawing or interest on its Loans, Unpaid Drawings or Notes, or of any Fees or any other amounts owing by it hereunder or thereunder; or

             9.02 Representations, etc. Any representation, warranty or statement made by any Credit Party herein or in any other Credit Document or in any certificate delivered pursuant hereto or thereto shall prove to be untrue in any material respect; or

             9.03 Covenants. The Borrower shall (i) default in the due performance or observance by it of any term, covenant or agreement contained in Sections 7.09, 7.10, 7.11 and/or 8 (other than a default under Section 8.01 arising by reason of a non-consensual Lien securing an obligation not in excess of $2,500,000) or (ii) default in the due performance or observance by it of any term, covenant or agreement (other than those referred to in Sections 9.01 and 9.02 and clause (i) of this
Section 9.03) contained in this Agreement and such default shall continue unremedied for a period of 30 days after written notice to the Borrower by the Administrative Agent or the Required Banks. No waiver, modification, alteration or amendment of this Section 9.03 or of any definition used in this Section 9.03 or of any component definition used therein shall be permitted without the prior written consent of the Required Banks; or

             9.04 Default Under Other Agreements. (i) The Borrower or any of its Subsidiaries shall (x) default in any payment of any Indebtedness
(other than the Obligations) beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created or
(y) default in the observance or performance of any agreement or condition relating to any Indebtedness (other than the Obligations) or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause (determined without regard to whether any notice is required), any such Indebtedness to become due prior to its stated maturity or (ii) any Indebtedness of the Borrower or any of its Subsidiaries shall be declared to be due and payable, or required to be prepaid other than by a regularly scheduled or other mandatory required prepayment, prior to the stated maturity thereof; provided that it shall not constitute an Event of Default pursuant to this Section 9.04 unless the aggregate amount of all Indebtedness referred to in clauses (i) and (ii) above exceeds $2,500,000 at any one time; or

             9.05 Bankruptcy, etc. The Borrower or any of its Subsidiaries shall commence a voluntary case concerning itself under Title 11 of the United States Code entitled "Bankruptcy," as now or hereafter in effect, or any successor thereto (the "Bankruptcy Code"); or an involuntary case is commenced against the Borrower or any of its Subsidiaries, and the petition is not controverted within 30 days, or is not dismissed within 60 days, after commencement of the case; or a custodian (as defined in the Bankruptcy Code) is appointed for, or takes charge of, all or substantially all of the property of the Borrower or any of its Subsidiaries, or the Borrower or any of its Subsidiaries commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to the Borrower or any of its Subsidiaries, or there is commenced against the Borrower or any of its Subsidiaries any such proceeding which remains undismissed for a period of 30 days, or the Borrower or any of its Subsidiaries is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or the Borrower or any of its Subsidiaries suffers any appointment of any custodian or the like for it or any substantial part of its property to continue undischarged or unstayed for a period of 30 days; or the Borrower or any of its Subsidiaries makes a general assignment for the benefit of creditors; or any corporate action is taken by the Borrower or any of its Subsidiaries for the purpose of effecting any of the foregoing; or

             9.06 ERISA. (a) Any Plan shall fail to maintain the minimum funding standard required for any plan year or a waiver of such standard or extension of any amortization period is sought or granted under Section 412 of the Code, (b) any Plan is, shall have been or is reasonably likely to be terminated or the subject of termination proceedings under ERISA, (c) any Plan shall have an Unfunded Current Liability or (d) the Borrower, any of its Subsidiaries or an ERISA Affiliate has incurred or is reasonably likely to incur a liability to or on account of a Plan under Section 515, 4062, 4063, 4064, 4201 or 4204 of ERISA; and there shall result from any event or events described in clause (a), (b), (c) or (d) above (i) the imposition of a lien upon the assets of the Borrower or any of its Subsidiaries or an ERISA Affiliate or (ii) the granting of a security interest, or (iii) a liability or a material risk of incurring a liability to the PBGC or the Internal Revenue Service or a Plan or a trustee appointed under ERISA or a penalty under Section 4971 of the Code; and which event or events described in clauses (i), (ii) and (iii) above, in the reasonable opinion of the Required Banks, would have a material adverse effect upon the business, operations, property, assets, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries taken as a whole; or

             9.07 Pledge Agreements. Any Pledge Agreement shall cease to be in full force and effect, or shall cease to give the Collateral Agent the Liens, rights, powers and privileges purported to be created thereby in favor of the Collateral Agent for the benefit of the Banks, or any Credit Party shall default in the due performance or observance of any term, covenant or agreement on its part to be performed or observed pursuant to any Pledge Agreement; or

             9.08 Other Security Documents. Any Security Document (other than a Pledge Agreement) shall cease to be in full force and effect, or shall cease to give the Collateral Agent the Liens, rights, powers and privileges purported to be created thereby in favor of the Collateral Agent for the benefit of the Banks, or any Credit Party shall default in the due performance and observance of any term, covenant or agreement on its part to be performed or observed pursuant to any Security Document and such default shall, in the case of such default or failure to observe any term, covenant or agreement other than those found in Sections 2.04, 2.05 and
2.07 of any Security Agreement, continue unremedied for a period of 30 days after written notice to such Credit Party by any of the Collateral Agent, the Administrative Agent or the Required Banks; or

             9.09 Guaranty. Any Guaranty or any provision thereof shall cease to be in full force and effect as to any Guarantor (other than in accordance with the express terms thereof), or any Guarantor or any Person acting by or on behalf of any Guarantor shall deny or disaffirm such Guar-antor's obligations under its Guaranty or the respective Guarantor shall default in the due performance or observance of any term, covenant or agreement on its part to be performed or observed pursuant to any Guaranty;
or

             9.10. Judgments. One or more judgments or decrees shall be entered against the Borrower or any of its Subsidiaries involving in the aggregate for the Borrower and its Subsidiaries a liability of $2,500,000 or more in excess of available coverage under applicable insurance, and all such judgments or decrees shall not have been vacated, discharged pending appeal within 30 days from the entry thereof; or

             9.11. Change in Control. (a) If during any period of two consecutive years, individuals who at the beginning of any such period constitute the Directors of the Borrower cease for any reason to constitute at least a majority thereof, unless the election, or the nomination for election by the Borrower's stockholders, of each Director of the Borrower first elected during such period was approved by a vote of at least two-thirds of the Directors of the Borrower then still in office who were Directors of the Borrower at the beginning of any such period or (b) the acquisition, whether directly or indirectly, by any Person or "group" (as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) (other than an employee benefit or stock ownership plan of the Borrower) of more than 50% of the common stock of the Borrower shall have occurred or (c) any change of control or similar event (including, without limitation, any Fundamental Change, as defined in the form of Convertible Preferred Stock) shall occur which requires, or gives any holder the right to require, the redemption of the Convertible Preferred Stock; or

             9.12. Environmental Liabilities. The Borrower makes payments in excess of $5,000,000 pursuant to CERCLA in any single fiscal year with respect to remediation at the St. Louis River Site, provided, that the Borrower may carry over 100% of any year's unused remediation expenditures, up to a maximum aggregate amount of $20,000,000;

then, and in any such event, and at any time thereafter, if any Event of Default shall then be continuing, the Administrative Agent shall upon the written request of the Required Banks, by written notice to the Borrower, take any or all of the following actions, without prejudice to the rights of the Administrative Agent, any Bank or the holder of any Note to enforce its claims against any Credit Party (provided, that, if an Event of Default specified in Section 9.05 shall occur with respect to the Borrower, the result which would occur upon the giving of written notice by the Administrative Agent to the Borrower as specified in clauses (i), (ii) and
(v) below shall occur automatically without the giving of any such notice):
(i) declare the Total Commitment terminated, whereupon the Commitments of each Bank shall forthwith terminate immediately and any Fees shall forthwith become due and payable without any other notice of any kind; (ii) declare the principal of and any accrued interest in respect of all Loans and the Notes and all obligations owing hereunder and thereunder to be, whereupon the same shall become, forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; (iii) in the case of the Collateral Agent, exercise any rights or remedies in its capacity as Collateral Agent under the Security Documents; (iv) terminate any Letter of Credit which may be terminated in accordance with its terms; and (v) direct the Borrower to pay (and the Borrower agrees that upon receipt of such notice, or upon the occurrence of an Event of Default specified in Section 9.05 in respect of the Borrower, it will pay) to the Collateral Agent at the Payment Office such additional amounts of cash, to be held as security for the reimbursement obligations of the Borrower for Drawings that may subsequently occur thereunder, equal to the aggregate Stated Amount of all Letters of Credit issued and then outstanding.

             Section 10.    Definitions and Accounting Terms.

             10.01 Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

             "Acquisition Basket Amount" shall mean $86,000,000 (i) plus the amount of any Letter of Credit issued or continued under this Agreement which is not drawn and is returned to the letter of credit issuer or is otherwise terminated (ii) less an amount equal to the principal amount of Loans incurred to make Permitted Acquisitions in compliance with this Agreement.

             "Additional Security Documents" shall mean all agreements, mortgages and other documentation delivered pursuant to Section 7.10.

             "Adjusted CD Rate" shall mean, on any day, the sum (rounded to the nearest 1/100 of 1%) of (1) the rate obtained by dividing (x) the most recent weekly average dealer offering rate for negotiable certificates of deposit with a three-month maturity in the secondary market as published in the most recent Federal Reserve System publication entitled "Select Interest Rates," published weekly on Form H.15 as of the date hereof, if such publication or a substitute containing the foregoing rate information shall not be published by the Federal Reserve System for any week, the weekly average offering rate determined by the Administrative Agent on the basis of quotations for such certificates received by it from three certificate of deposit dealers in New York of recognized standing or, if such quotations are unavailable, then on the basis of other sources reasonably selected by the Administrative Agent, by (y) a percentage equal to 100% minus the stated maximum rate of all reserve requirements as specified in Regulation D applicable on such day to a three-month certificate of deposit of a member bank of the Federal Reserve System in excess of $100,000 (including, without limitation, any marginal, emergency, supplemental, special or other reserves), plus (2) the then daily net annual assessment rate as estimated by the Administrative Agent for determining the current annual assessment payable by the Administrative Agent to the Federal Deposit Insurance Corporation for insuring three month certificates of deposit.

             "Adjusted LIBOR Rate" shall mean with respect to a Borrowing of Eurodollar Loans for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16th of 1%) equal to the product of (a) LIBOR in effect for such Interest Period and (b) a fraction (expressed as a decimal) the numerator of which is the number 1 and the denominator of which is the number 1 minus the then stated maximum rate of all reserve requirements (including without limitation any marginal, emergency, supplemental, special or other reserves) applicable to any member bank of the Federal Reserve System in respect of Eurocurrency liabilities as defined in Regulation D (or any successor category of liabilities under Regulation D). For purposes hereof, the term "LIBOR" shall mean the arithmetic average (rounded upwards, if necessary, to the next 1/16th of 1%) determined by the Administrative Agent at which dollar deposits approximately equal in principal amount to the Administrative Agent's portion of the respective Borrowing of Eurodollar Loans and for a maturity comparable to such Interest Period are offered to the principal London office of the Administrative Agent in the London interbank market at approximately 11:00 A.M., London time, two Business Days prior to the commencement of such Interest Period.

             "Adjusted Net Income" for any fiscal period shall mean Consolidated Net Income for such fiscal period (after provision for taxes) plus the amount of all net non-cash charges (including, without limitation, depreciation, deferred tax expense, non-cash interest expense, write-downs of inventory and other non-cash charges), in each case that were deducted in arriving at the Consolidated Net Income for such fiscal period less the amount of all net non-cash gains and gains from sales of assets (other than sales of inventory and equipment in the ordinary course of business) that were added in arriving at said Consolidated Net Income for such fiscal period.

             "Administrative Agent" shall have the meaning provided in the first paragraph of this Agreement.

             "Affiliate" shall mean, with respect to any Person, any other Person (i) directly or indirectly controlling (including, but not limited to, all directors and officers of such Person), controlled by, or under direct or indirect common control with, such Person or (ii) that directly or indirectly owns more than 5% of the voting securities of such Person.
A Person shall be deemed to control a corporation if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such corporation, whether through the ownership of voting securities, by contract or otherwise.

             "Agreement" shall mean this Second Amended and Restated Credit Agreement, as modified, supplemented or amended from time to time.

             "Alternate Base Rate" shall mean on any day the highest of (i) the Prime Rate for such day, (ii) the Adjusted CD Rate plus 1% and (iii) the Federal Funds Effective Rate plus 1/2%.

             "Applicable Margin" shall mean a percentage per annum equal to
(i) in the case of Base Rate Loans and all other interest rates determined by reference to the Alternate Base Rate, 1 % and (ii) in the case of Eurodollar Loans, 2 %.

             "Arwood Asset Purchase Agreement" shall mean one or more agreements between (a) the Borrower, The Interlake Companies, Inc. and Arwood Corporation, and (b) First W-G Acquisition Corporation, providing for the sale of substantially all of the assets of Arwood Corporation.

             "Assignment and Acceptance" shall have the meaning provided in
Section 12.04(b).

             "Bank" shall mean each financial institution initially party hereto in its capacity as a "Bank", as well as any institution which becomes a "Bank" hereunder pursuant to Section 12.04.

             "Bankruptcy Code" shall have the meaning provided in Section
9.05.

             "Base Rate Loans" shall mean any Loan designated as such by the Borrower at the time of the incurrence thereof or conversion thereto.

             "Borrower" shall have the meaning provided in the first paragraph of this Agreement.

             "Borrowing" shall mean the incurrence of one Type of Loan by the Borrower from the Banks on a given date (or resulting from conversions on a given date) having in the case of Eurodollar Loans the same Interest Period.

             "Business Day" shall mean (i) for all purposes other than as covered by clause (ii) below, any day except Saturday, Sunday and any day which shall be in New York City a legal holiday or a day on which banking institutions are authorized by law or other government action to close and
(ii) with respect to all notices and determinations in connection with, and payments of principal and interest on, Eurodollar Loans, any day which is a Business Day described in clause (i) above and which is also a day for trading by and between banks in the London interbank Eurodollar market.

             "Capital Expenditures" shall mean, for any period, the aggregate of all expenditures, (whether paid in cash or accrued as liabilities during that period), excluding interest capitalized during construction, by the Borrower and its Subsidiaries during such period that, in conformity with generally accepted accounting principles, are required to be included in or reflected by the property and equipment or similar fixed asset accounts reflected in the consolidated balance sheet of the Borrower and its Subsidiaries, but excluding expenditures made in connection with the replacement or restoration of assets, to the extent reimbursed or financed from insurance proceeds paid on account of the loss of or damage to the assets being replaced or restored, or from awards of compensation arising from the taking by condemnation or eminent domain of such assets being replaced or from the proceeds of the sale or other disposition of such assets under the threat of such taking; provided that there shall be included in the definition of Capital Expenditures up to $5,000,000 in any fiscal year in expenditures of the Borrower other than Permitted
Acquisitions for (i) securities acquired by the Borrower and/or its Subsidiaries of another Person representing at least 50% of the voting and economic interests in such Person and (ii) assets the acquisition of which would not otherwise constitute a Capital Expenditure and would not otherwise be permitted under Section 8.06. With respect to equipment which is purchased substantially simultaneously with the trade-in of existing equipment owned by the Borrower or its Subsidiaries, only that portion of the purchase price which exceeds the greater of the book value or the trade-in amount of the equipment being traded in at such time shall be included in Capital Expenditures.

             "Capital Lease", as applied to any Person, shall mean any lease of any property (whether real, personal or mixed) by that Person as lessee which in conformity with generally accepted accounting principles, is, or is required to be, accounted for as a capital lease on the balance sheet of that Person.

             "Capital Lease Obligations" shall mean all obligations under Capital Leases of the Borrower or any of its Subsidiaries in each case taken at the amount thereof accounted for as liabilities in accordance with generally accepted accounting principles.

             "Cash Equivalents" shall mean, as to any Person, (i) securities issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturi-ties of not more than six months from the date of acquisition, (ii) time deposits and certificates of deposit of any commercial bank incorporated in the United States of recognized standing having capital and surplus in excess of $100,000,000 with maturities of not more than six months from the date of acquisition by such Person, (iii) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (i) above, provided that there shall be no restriction on the maturities of such underlying securities pursuant to this clause
(iii) entered into with a bank meeting the qualifications specified in clause (ii) above, (iv) commercial paper issued by the parent corporation of any commercial bank (provided that the parent corporation and the bank are both incorporated in the United States) of recognized standing having capital and surplus in excess of $500,000,000 and commercial paper issued by any Person incorporated in the United States rated at least A-1 or the equivalent thereof by Standard & Poor's Corporation or at least P-1 or the equivalent thereof by Moody's Investors Service, Inc. and in each case maturing not more than six months after the date of acquisition by such Person, and (v) investments in money market funds substantially all of whose assets are comprised of securities of the types described in clauses
(i) through (iv) above.

             "Cash Flow" shall mean, for any period, the sum of (i) Consolidated EBITDA for such period, minus (ii) Capital Expenditures incurred during such period and permitted by Section 8.08.

             "CERCLA" shall mean the Comprehensive Environmental Response Compensation and Liability Act of 1980, as same may be amended from time to time.

             "Chase" shall mean The Chase Manhattan Bank.

             "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time. Section references to the Code are to the Code, as in effect at the date of this Agreement, and to any subsequent provisions of the Code amendatory thereof, supplemental thereto or substituted therefor.

             "Collateral" shall mean all "Collateral" under, and as defined in, any Security Document.

             "Collateral Agent" shall mean the Administrative Agent acting as collateral agent for the Banks pursuant to the Security Documents.

             "Commitment" shall mean, with respect to each Bank, (i) prior to the repayment of the ESOP Loans as provided in Section 12.17(b)(iv) the amount, if any, set forth opposite such Bank's name in Schedule I, Part A, directly below the column entitled "Commitment" and (ii) after the repayment of the ESOP Loans as provided for in Section 12.17(b)(iv), the amount, if any, set forth opposite such Bank's name in Schedule I, Part B, directly below the column entitled "Commitment", as the respective amounts under clause (i) or (ii) may be reduced from time to time pursuant to Sections 3.02, 3.03 and 9 or otherwise modified as provided in Section
12.04.

             "Commitment Commission" shall have the meaning provided in
Section 3.01(a).

             "Common Stock" shall have the meaning provided in Section 6.13.

             "Company Pledge Agreement" shall mean the Pledge Agreement entered into by the Borrower pursuant to the Original Credit Agreement, as the same may be amended, modified or supplemented from time to time.

             "Company Security Agreement" shall mean the Company Security Agreement entered into pursuant to the Original Credit Agreement, as same may be amended, modified or supplemented from time to time.

             "Consolidated Cash Interest Expense" shall mean, for any period, net interest expense, whether paid or accrued (including the interest component of Capital Lease Obligations), of the Borrower and its Subsidiaries on a consolidated basis, including, without limitation, (i) all commissions, discounts and other fees and charges owed with respect to letters of credit, (ii) net costs under Hedging Agreements and (iii) interest capitalized during construction, but excluding, however, interest expense not payable in cash (including amortization of discount and deferred debt expenses and amortization of non-cash discount and non-cash cost of any Hedging Agreements), all as determined in conformity with generally accepted accounting principles.

             "Consolidated Current Assets" shall mean, at any date, all the current assets (other than cash and Cash Equivalents) of the Borrower and its Subsidiaries determined on a consolidated basis in conformity with generally accepted accounting principles.

             "Consolidated Current Liabilities" shall mean, at any date, the total current liabilities of the Borrower and its Subsidiaries determined on a consolidated basis in conformity with generally accepted accounting principles, less the current portion of the Funded Debt.

             "Consolidated EBIT" shall mean, for each period, the earnings for such period before extraordinary items, minority interests, provisions for income taxes, and net interest expense.

             "Consolidated EBITDA" shall mean, for any period, the sum of (i) Consolidated EBIT for such period, plus (ii) depreciation and amortization expenses deducted in determining Consolidated EBIT for such period.

             "Consolidated Net Income" shall mean for any fiscal period the net income of the Borrower and its Subsidiaries for such fiscal period determined on a consolidated basis.

             "Consolidated Net Worth" shall mean, on any date of determination thereof, shareholders' equity (including preferred stock) of the Borrower and its Subsidiaries on a consolidated basis.

             "Contingent Obligation" shall mean, as to any Person, any obligation of such Person guaranteeing any Indebtedness, leases, dividends or other obligations ("primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (x) for the purchase or payment of any such primary obligation or (y) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor,
(iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the holder of such primary obligation against loss in respect thereof; provided, however, that the term Contingent Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.

             "Continuing Bank" shall mean each Original Bank with a Commitment under this Agreement (immediately upon giving effect to this Agreement on the Second Restatement Effective Date).

             "Convertible Preferred Stock" shall mean, collectively, the Series A1, A2 and A3 Convertible Exchangeable Preferred Stock and the Series B1, B2 and B3 Convertible Preferred Stock referred to in Section 6.13.

             "Credit Documents" shall mean this Agreement and once executed and delivered pursuant to the terms of the Original Credit Agreement or this Agreement, each Note, each Letter of Credit Request, each Notice of Borrowing, each Notice of Conversion, each Security Document, each Hedging Agreement and each Guaranty, except as released prior to or in accordance with the execution of this Agreement.

             "Credit Event" shall mean the making of any Loan or the issuance of any Letter of Credit.

             "Credit Party" shall mean and include the Borrower and each Subsidiary of the Borrower which has executed and delivered any Credit Document.

             "Cumulative Consolidated Net Income" shall mean, on any date, Consolidated Net Income on a cumulative basis for all fiscal quarters of the Borrower ending after December 25, 1994 (for which Consolidated Net Income was a positive number), all determined on the basis of generally accepted accounting principles as in effect on December 25, 1994.

             "Default" shall mean any event, act or condition which with notice or lapse of time, or both, would constitute an Event of Default.

             "Designated Asset Sales" shall mean the sale of the assets listed on Schedule XI.

             "Disposition" shall mean the sale (x) by The Interlake Companies, Inc. of (i) Dexion (Australia) Pty Ltd., (ii) Dexion (North Asia_ Ltd.) and its subsidiary, Dexion Storage Equipment (Shanghai) So. Ltd. and (iii)
Dexion Incorporated and (y) by Interlake DRC Limited of Dexion Group plc and all of its subsidiaries including, but not limited to, Dexion Holding
GmbH and Dexion International Ltd.

             "Disposition Documents" shall have the meaning set forth in
Section 5.01(j)(i).

             "Disposition Proceeds" shall have the meaning set forth in
Section 5.01(j)(ii).

             "Distribution" with respect to any Person shall mean that such Person has declared or paid any dividend or returned any capital to its stockholders or authorized or made any other distribution, payment or delivery of property (other than capital stock of the Borrower) or cash to its stockholders, as such, or redeemed, retired, purchased, or otherwise acquired, directly or indirectly, for consideration, any shares of any class of its capital stock outstanding on or after the Second Restatement Effective Date (or any options or warrants issued by such Person with respect to its capital stock), or set aside any funds for any of the foregoing purposes, or shall have permitted any of its Subsidiaries to purchase or otherwise acquire for a consideration any shares of any class of the capital stock of such Person outstanding on or after the Second Restatement Effective Date (or any options or warrants issued by such Person with respect to its capital stock). Without limiting the foregoing, "Distributions" with respect to any Person shall also include all payments made or required to be made by such Person with respect to any stock appreciation rights plans, equity incentive or achievement plans or any similar plans or the setting aside of any funds for the foregoing purposes.

             "Documentation Agent" shall have the meaning provided in the first paragraph hereof.

             "Dollars" and the sign "$" shall each mean freely transferable lawful money of the United States (expressed in dollars).

             "Drawing" shall have the meaning provided in Section 2.05(b).

             "Eligible Assignee" shall mean (a) a commercial bank having total assets in excess of $1,000,000,000, or (b) a finance company, insurance company or other financial institution or fund, reasonably acceptable to the Administrative Agent, who has regularly engaged in making, purchasing, or investing in loans and having total assets in excess of $300,000,000.

             "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time. Section references to ERISA are to ERISA, as in effect at the date of this Agreement, and to any subsequent provisions of ERISA, amendatory thereof, supplemental thereto or substituted therefor.

             "ERISA Affiliate" shall mean any person (as defined in Section 3(9) of ERISA) which together with the Borrower or any of its Subsidiaries would be deemed to be a member of the same "controlled group" within the meaning of Section 414(b), (c), (m) or (o) of the Code.

             "ESOP" shall mean The Interlake Corporation Employee Stock Ownership Plan effective as of September 1, 1989.

             "ESOP Trust" shall mean the trust created and maintained under the ESOP pursuant to the ESOP Trust Agreement, as amended from time to time to the extent permitted herein.

             "ESOP Trust Agreement" shall mean The Interlake Corporation Employee Stock Ownership Trust Agreement by and between the Borrower and LaSalle National Trust, N.A. (successor to LaSalle National Bank) creating, and governing the terms of, the ESOP Trust.

             "Eurodollar Loans" shall mean any Loan designated as such by the Borrower at the time of the incurrence thereof or conversion thereto.

             "Event of Default" shall have the meaning provided in Section 9.

             "Exchange Debentures" shall mean the Junior Convertible Subordinated Debentures exchangeable in certain circumstances for outstanding shares of Convertible Preferred Stock in accordance with the terms thereof.

             "Existing Debt" shall have the meaning provided in Section
8.05(b).

             "Facing Fee" shall have the meaning provided in Section 3.01(d).

             "Federal Funds Effective Rate" shall mean for any period, a fluctuating interest rate equal for each day during such period to the weighted average of the rates on overnight Federal Funds transactions with members of the Federal Reserve System arranged by Federal Funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three Federal Funds brokers of recognized standing selected by the Administrative Agent.

             "Fees" shall mean all amounts payable pursuant to or referred to in Section 3.01.

             "First National" shall mean The First National Bank of Chicago.

             "Foreign Subsidiary" shall mean each Subsidiary of the Borrower not incorporated under the laws of the United States or of any State thereof.

             "Funded Debt" shall at the time of determination thereof mean Indebtedness of the Borrower and its Subsidiaries which by its terms is payable more than one year from such date or which may be extended at the option of the Borrower under a revolving credit or similar agreement to a date more than one year from such date of determination, provided that all Indebtedness hereunder shall at all times constitute Funded Debt.

             "Guarantor" shall mean any Person guarantying the obligations of another pursuant to a Guaranty.

             "Guaranty" shall mean and include the Subsidiary Guaranties.

             "Hedging Agreement" shall mean any interest rate or currency fluctuation protection agreement or any other similar interest rate or currency fluctuation hedging transaction, including, without limitation, swaps, caps, floors, collars and similar agreements.

             "Hoeganaes" shall mean Hoeganaes Corporation, a Delaware corporation.

             "Hoeganaes Research and Development Agreement" shall mean the Research and Development Agreement dated February 8, 1994 between Hoeganaes AB and Hoeganaes Corporation, as such Agreement was in effect on the Fifth Amendment Effective Date without giving effect to any amendment, modification, or supplement thereto without the prior written consent of the Required Banks.

             "Hoeganaes Stockholders Agreement" shall mean the Stockholders Agreement dated February 8, 1994 by and between The Interlake Companies, Inc., Hoeganaes Aktiebolag and Hoeganaes, as such Agreement was in effect on the Fifth Amendment Effective Date without giving effect to any amendment, modification or supplement thereto without the prior written consent of the Required Banks.

             "Inactive Subsidiary" shall mean any Subsidiary which is not engaged in any business activities and the assets and liabilities of which, in each case, are less than $10,000.

             "Indebtedness" shall mean, as to any Person, without duplication,
(i) all indebtedness (including principal, interest, fees and charges) of such Person for borrowed money or for the deferred purchase price of property or services, (ii) the face amount of all letters of credit issued for the account of such Person, (iii) all liabilities of the types described in clauses (i), (ii), (iv), (v) and (vi) of this definition which are secured by any Lien on any property owned by such Person, whether or not such liabilities have been assumed by such Person, (iv) the aggregate amount required to be capitalized under leases under which such Person is the lessee, (v) all Contingent Obligations of such Person and (vi) all obligations of such Person under Hedging Agreements or other similar agreements.

             "Initial Borrowing Date" shall mean the date of the initial incurrence of term loans as defined in, and pursuant to, the Original Credit Agreement.

             "Interest Period" shall have the meaning provided in Section
1.09.

             "Issuing Bank" shall mean any Bank which at the request of the Borrower and with the consent of the Administrative Agent agrees, in such Bank's sole determination, to become an Issuing Bank for purposes of issuing Letters of Credit pursuant to Section 2.

             "Letter of Credit" shall have the meaning provided in Section 2.01(a).

             "Letter of Credit Fee" shall have the meaning provided in Section 3.01(c).

             "Letter of Credit Outstandings" shall mean, at any time, the sum of (i) the aggregate Stated Amount of all outstanding Letters of Credit and
(ii) the aggregate amount of all Unpaid Drawings.

             "Letter of Credit Request" shall have the meaning provided in
Section 2.03(a).

             "Lien" shall mean any mortgage, pledge, hypothecation, encumbrance, lien (statutory or other), preference, priority or other security agreement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement and any lease having substantially the same effect as any of the foregoing and any assignment or deposit arrangement in the nature of a security device).

             "Loan" shall have the meaning set forth in 1.01.

             "Margin Stock" shall have the meaning provided in Regulation U of the Board of Governors of the Federal Reserve System.

             "Material Subsidiary" shall mean (x) each Subsidiary which is not a Foreign Subsidiary and (y) each Foreign Subsidiary other than a Subsidiary (i) the fair market value of the assets of which are less than $1 million and (ii) the consolidated net income of which for the fiscal year most recently ended was less than $500,000.

             "Maturity Date" shall mean June __, 1998.

             "Mortgage" shall have the meaning assigned thereto in the Original Credit Agreement.

             "Mortgage Policies" shall have the meaning provided in the Original Credit Agreement.

             "Mortgaged Properties" shall mean and include all real properties owned or leased by the Borrower and/or any of its Subsidiaries to the extent listed on Schedule XII hereof.

             "Net Cash Proceeds" shall mean the Net Sale Proceeds of any asset sale which are paid in cash including the cash received by way of deferred payments pursuant to a note receivable or otherwise (other than the portion of such deferred payment constituting interest) but only as and when so received.

             "Net Sale Proceeds" shall mean, with respect to any sale of assets, the amount of cash, the principal amount of promissory notes or other debt securities, and the fair market value of all other non-cash proceeds received in connection therewith, net of reasonable costs of sale in connection therewith, brokerage fees, payments of Indebtedness associated with Liens encumbering such assets and income taxes, other than income taxes not currently payable in cash.

             "New Banks" shall mean each of the Persons listed on Schedule I hereto which is not a Continuing Bank.

             "Non-Continuing Bank" shall mean each Original Bank who is not a Continuing Bank.

             "Non-Public Information" shall have the meaning set forth in
Section 12.16.

             "Non-Voting Common Stock" shall have the meaning provided in
Section 6.13.

             "Note" shall have the meaning provided in Section 1.05.

             "Note Repurchase" shall mean any acquisition, repurchase, redemption, retirement or other purchase of Permanent Subordinated Debentures or Senior Notes.

             "Notice of Borrowing" shall have the meaning provided in Section 1.03.

             "Notice of Conversion" shall have the meaning provided in Section 1.06.

             "Notice Office" shall mean the office of the Administrative Agent shown opposite its name on the signature pages hereof, or such other office as the Administrative Agent may hereafter designate in writing as such to the other parties hereto.

             "Obligations" shall mean all amounts owing to the Administrative Agent or any Bank pursuant to the terms of this Agreement or any other
Credit Document.

             "Original Bank" shall mean a Bank with a commitment on Schedule I of the Original Credit Agreement as amended and restated prior to the Second Restatement Effective Date.

             "Original Credit Agreement" shall mean the Credit Agreement, dated as of September 27, 1989, among the Borrower, certain Subsidiaries, the Banks, Chemical Bank (now The Chase Manhattan Bank), as Administrative Agent and The First National Bank of Chicago, as Co-Agent, as amended and restated as of May 28, 1992 and as in effect immediately prior to the Second Restatement Effective Date.

             "Original Loans" shall mean, collectively the Original Term Loans and the Original Revolving Loans.

             "Original Revolving Loans" shall mean the "Revolving Loans" under, and as defined in, the Original Credit Agreement.

             "Original Term Loans" shall mean the "Term Loans" under, and as defined in, the Original Credit Agreement.

             "Participant" shall have the meaning provided in Section 2.04(a).

             "Payment Office" shall mean the office of the Administrative Agent located at 270 Park Avenue, New York, New York 10017, or such other office as the Administrative Agent may hereafter designate in writing as such to the other parties hereto.

             "PBGC" shall mean the Pension Benefit Guaranty Corporation established pursuant to Section 4002 of ERISA or any successor thereto.

             "Percentage" shall mean, for each Bank, a fraction (expressed as a percentage), the numerator of which is the Commitment of such Bank, as in effect at the time of determination, and the denominator of which is the Total Commitment, as in effect at such time.

             "Permanent Subordinated Debentures" shall mean the Senior Subordinated Debentures due 2002 of the Borrower as issued pursuant to the Indenture dated as of June 18, 1992 between the Borrower and Harris Trust and Savings Bank, as trustee.

             "Permitted Acquisitions" shall mean the acquisition by the Borrower or any Subsidiary thereof of substantially all of the assets or not less than 50% of the capital stock of any other Person engaged in a line of business in which the Borrower or such Subsidiary is engaged on the Second Restatement Effective Date.

             "Permitted Encumbrances" shall mean (i) those liens, encumbrances and other matters affecting title to any Mortgaged Property listed in the Mortgage Policies in respect thereof and found acceptable by the Collateral Agent in its reasonable judgment, (ii) as to any particular Mortgaged
Property at any time, such easements, encroachments, covenants, rights of way, minor defects, irregularities or encumbrances on title which are not unusual with respect to property similar in character to any such Mortgaged Property and which do not, in the reasonable opinion of the Collateral
Agent, materially impair such Mortgaged Property for the purpose for which it is held by the mortgagor thereof, or the lien held by the Collateral
Agent, (iii) zoning, land use and similar laws, rules and regulations pertaining to the Mortgaged Properties, which are not violated by the existing improvements and the present use made by the Mortgagor thereof of the Land and Improvements (as defined in the respective Mortgage), (iv) real estate taxes, general and special assessments not yet delinquent, (v) Liens permitted under Sections 8.01(i), (iii) and (iv) to the extent affecting the respective Mortgaged Property and (vi) such other items as the Collateral Agent may consent to.

             "Permitted Liens" shall have the meaning provided in Section 8.01(iii).

             "Person" shall mean any individual, partnership, joint venture, firm, corporation, association, limited liability company, trust or other enterprise or any government or political subdivision or any agency, department or instrumentality thereof.

             "Plan" shall mean any multiemployer or single-employer plan (as each such term is defined in Section 4001 of ERISA) subject to Title IV of ERISA which is maintained or contributed to, or at any time during the five calendar years preceding the Second Restatement Effective Date was maintained or contributed to, for or on behalf of employees of the Borrower or a Subsidiary or an ERISA Affiliate.

             "Pledge Agreement Collateral" shall mean all "Collateral" under, and as defined in, each of the Pledge Agreements.

             "Pledge Agreements" shall mean and include, each Company Pledge Agreement and each Subsidiary Pledge Agreement.

             "Pledged Securities" shall mean all "Pledged Securities" under, and as defined in, the Pledge Agreements.

             "Preferred Stock Purchase Agreement" shall mean, collectively, the Preferred Stock Purchase Agreement dated as of March 6, 1992 (the "Purchase Agreement") between the Borrower and the other parties listed on the signature pages thereto, the Certificates of Designation and the Exchange Debentures (each as defined in the Purchase Agreement).

             "Prime Rate" shall mean the rate which Chase announces from time to time as its prime lending rate, the Prime Rate to change when and as such prime lending rate changes. The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. Chase may make commercial loans or other loans at rates of interest at, above or below the Prime Rate.

             "Projections" shall have the meaning provided in Section 6.07(c).

             "RCRA" shall mean the Resources Conservation and Recovery Act, as the same may be amended from time to time.

             "Register" shall have the meaning provided in Section 12.04(d).

             "Registered Notes" shall have the meaning provided in Section 12.04(e).

             "Regulation D" shall mean Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof establishing reserve requirements.

             "Reportable Event" shall mean an event described in Section 4043(b) of ERISA with respect to a Plan (as to which the 30 day notice requirement has not been waived by the PBGC) which is a single-employer plan (as defined in Section 4001(a)(15) of ERISA).

             "Required Banks" shall mean the Administrative Agent, the Documentation Agent, and the Banks, the sum of whose commitments (or after termination thereof, outstanding Loans) represent an amount greater than fifty percent of the sum of the Total Commitment (or after the termination thereof, the sum of the then total outstanding Loans).

             "Restatement Fee" shall have the meaning provided in Section
3.01(b).

             "Second Restatement Effective Date" shall have the meaning set forth in Section 12.10.

             "SEC" shall have the meaning provided in Section 7.01(h).

             "Secured Party" shall mean the Banks and any other Person granted the benefit of a security interest pursuant to the terms of any Security Document.

             "Security Agreement" shall mean the Company Security Agreement and each Subsidiary Security Agreement.

             "Security Document Collateral" shall mean the "Collateral" as described and defined in each respective Security Document other than any Pledge Agreement.

             "Security Documents" shall mean, once executed and delivered pursuant to the Original Credit Agreement or this Agreement, each Pledge Agreement, each Security Agreement, the Cash Collateral Agreement, dated March 14, 1990, executed by the Borrower and the Collateral Agent for the benefit of the Banks, and each Mortgage.

             "Senior Notes" shall mean the Senior Notes due 2001 of the Borrower as issued pursuant to the Indenture dated as of June 26, 1995 between the Borrower and Bank One, Columbus, N.A. as Trustee.

             "Series A1 Preferred" shall have the meaning provided in Section 6.13.

             "Series A2 Preferred" shall have the meaning provided in Section 6.13.

             "Series A3 Preferred" shall have the meaning provided in Section 6.13.

             "Series A3 Purchase Agreement" shall mean the Preferred Stock Purchase Agreement dated as of May 7, 1992 between the Borrower and the other parties listed on the signature pages thereto and the Certificates of Designation (as defined in the Series A3 Purchase Agreement).

             "Series B1 Preferred" shall have the meaning provided in Section 6.13.

             "Series B2 Preferred" shall have the meaning provided in Section 6.13.

             "Series B3 Preferred" shall have the meaning provided in Section 6.13.

             "Specified Bank" shall have the meaning provided in Section
12.04(e).

             "St. Louis River Site" shall mean, the CERCLA (Superfund) site located in West Duluth, Minnesota, in regard to which the Borrower and others have been identified as responsible parties, and which is generally referred to as the St. Louis River/Interlake/Duluth Tar site.

             "Standby Letter of Credit" shall have the meaning provided in
Section 2.01(a).

             "Stated Amount" of each Letter of Credit shall mean the maximum amount available to be drawn thereunder, determined without regard to whether any conditions to drawing could then be met.

             "Subsidiary" shall mean, as to any Person, (i) any corporation more than 50% of the stock of which of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person and/or one or more Subsidiaries of such Person and (ii) any partnership, association, joint venture or other entity in which such Person and/or one or more Subsidiaries of such Person has more than a 50% equity interest at the time, provided that no Person which constitutes an Inactive Subsidiary shall be deemed to be a Subsidiary of the Borrower for purposes of this Agreement. Unless otherwise expressly provided, all references herein to "Subsidiary" shall mean a Subsidiary of the Borrower.

             "Subsidiary Assignor" shall mean each Subsidiary of the Borrower other than Hoeganaes and any Foreign Subsidiary which is not a Subsidiary Guarantor, all of which are listed on Schedule XIII.

             "Subsidiary Guarantor" shall mean each Subsidiary of the Borrower other than Hoeganaes.

             "Subsidiary Guaranty" shall mean each Subsidiary Guaranty entered into pursuant to the Original Credit Agreement, and once executed and delivered, any guaranty entered into pursuant to Section 7.10 hereto, each as may be amended, modified or supplemented from time to time.

             "Subsidiary Pledge Agreement" shall mean each Subsidiary Pledge Agreement entered into pursuant to the Original Credit Agreement or this Agreement, and once executed and delivered, any pledge agreement entered into pursuant to Section 7.10, each as may be amended, modified or supplemented from time to time.

             "Subsidiary Pledgor" shall mean each Subsidiary of the Borrower which owns capital stock of a Material Subsidiary of the Borrower other than Hoeganaes.

             "Subsidiary Security Agreement" shall mean and include each of the Subsidiary Security Agreements entered into pursuant to the Original Credit Agreement and shall include, after the execution and delivery thereof, any such security agreements entered into pursuant to Section 7.10, each as same may be amended, modified or supplemented from time to time.

             "Taxes" shall have the meaning provided in Section 4.04(a).

             "Total Commitment" shall mean, at any time, the sum of the Commitments of each of the Banks.

             "Total Unutilized Commitment" shall mean, at any time, the sum of the Unutilized Commitments of each of the Banks.

             "Trade Letter of Credit" shall have the meaning provided in
Section 2.01(a).

             "Type" shall mean any type of Loan determined with respect to the interest option applicable thereto, i.e., a Base Rate Loan or a Eurodollar Loan.

             "UCC" shall mean the Uniform Commercial Code as from time to time in effect in the relevant jurisdiction.

             "Unfunded Current Liability" of any Plan means the amount, if any, by which the present value of the accrued benefits under the Plan as of the close of its most recent plan year exceeds the fair market value of the assets allocable thereto as of the close of its most recent plan year, determined in accordance with Section 412 of the Code.

             "United States" and "U.S." shall each mean the United States of America.

             "Unpaid Drawings" shall have the meaning provided in Section
2.05(a).

             "Unutilized Commitment" of any Bank at any time shall mean the Commitment of such Bank less (i) the aggregate principal amount of Loans made by such Bank and then outstanding and (ii) the product of such Bank's Percentage and the Letter of Credit Outstandings at such time.

             "Working Capital" shall mean Consolidated Current Assets less Consolidated Current Liabilities.

             Section 11.    The Administrative Agent.

             11.01 Appointment. The Banks hereby designate Chase as Administrative Agent (for purposes of this Section 11, the term "Administrative Agent" shall include Chase in its capacity as Collateral Agent pursuant to the Security Documents) to act as specified herein and in the other Credit Documents. Each Bank hereby irrevocably authorizes, and each holder of any Note by the acceptance of such Note shall be deemed irrevocably to authorize, the Administrative Agent to take such action on its behalf under the provisions of this Agreement, the other Credit Documents and any other instruments and agreements referred to herein or therein and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of the Administrative Agent by the terms hereof and thereof and such other powers as are reasonably incidental thereto. The Administrative Agent may perform any of its duties hereunder by or through its officers, directors, agents or employees. The Documentation Agent shall have no duties hereunder.

             11.02 Nature of Duties. The Administrative Agent shall have no duties or responsibilities except those expressly set forth in this Agreement and the Security Documents. Neither the Administrative Agent nor any of its officers, directors, agents or employees shall be liable for any action taken or omitted by it or them hereunder or under any other Credit Document or in connection herewith or therewith, unless caused by its or their gross negligence or willful misconduct. The duties of the Administrative Agent shall be mechanical and administrative in nature; the Administrative Agent shall not have by reason of this Agreement or any other Credit Document a fiduciary relationship in respect of any Bank; and nothing in this Agreement or any other Credit Document, expressed or implied, is intended to or shall be so construed as to impose upon the Administrative Agent any obligations in respect of this Agreement or any other Credit Document except as expressly set forth herein.

             11.03 Lack of Reliance on the Administrative Agent. Independently and without reliance upon the Administrative Agent, each Bank, to the extent it deems appropriate, has made and shall continue to make (i) its own independent investigation of the financial condition and affairs of each Credit Party in connection with the making and the continuance of the Loans and the taking or not taking of any action in connection herewith and (ii) its own appraisal of the creditworthiness of each Credit Party and, except as expressly provided in this Agreement, the Administrative Agent shall have no duty or responsibility, either initially or on a continuing basis, to provide any Bank with any credit or other information with respect thereto, whether coming into its possession before the making of the Loans, or at any time or times thereafter. The Administrative Agent shall not be responsible to any Bank for any recitals, statements, information, representations or warranties herein or in any document, certificate or other writing delivered in connection herewith or for the execution, effectiveness, genuineness, validity, enforceability, perfection, collectibility, priority or sufficiency of this Agreement or any other Credit Document (except insofar as this Agreement or any other Credit Document expressly imposes obligations upon the Administrative Agent) or the financial condition of any Credit Party or be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement or any other Credit Document, or the financial condition of any Credit Party or the existence or possible existence of any Default or Event of Default.

             11.04 Certain Rights of the Administrative Agent. If the Administrative Agent shall request instructions from the Required Banks with respect to any act or action (including failure to act) in connection with this Agreement or any other Credit Document, the Administrative Agent shall be entitled to refrain from such act or taking such action unless and until the Administrative Agent shall have received instructions from the Required Banks; and the Administrative Agent shall not incur liability to any Person by reason of so refraining. Without limiting the foregoing, no Bank shall have any right of action whatsoever against the Administrative Agent as a result of the Administrative Agent acting or refraining from acting hereunder or under any other Credit Document in accordance with the instructions of the Required Banks or where otherwise expressly provided herein, such other requisite number of Banks.

             11.05 Reliance. The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, statement, certificate, telex, teletype or telecopier message, cablegram, radiogram, order or other document or telephone message signed, sent or made by any Person that the Administrative Agent believed (in the absence of gross negligence on its part) to be the proper Person and, with respect to all legal matters pertaining to this Agreement and any other Credit Document and its duties hereunder and thereunder, upon advice of counsel selected by it.

             11.06 Indemnification. To the extent the Administrative Agent is not reimbursed and indemnified by the Borrower, the Banks will reimburse and indemnify the Administrative Agent, in proportion to their respective Commitments, for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Administrative Agent in performing its duties hereunder or under any other Credit Document, in any way relating to or arising out of this Agreement or any other Credit Document; provided that no Bank shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Administrative Agent's gross negligence or willful misconduct.

             11.07 The Administrative Agent in its Individual Capacity. With respect to its obligation to make Loans and participate in Letters of Credit under this Agreement, the Administrative Agent shall have the rights and powers specified herein for a "Bank" and may exercise the same rights and powers as though it were not performing the duties specified herein; and the term "Banks," "holders of Notes" or any similar terms shall, unless the context clearly otherwise indicates, include the Administrative Agent in its individual capacity. The Administrative Agent and/or its Affiliates may own stock of any Credit Party and may accept deposits from, lend money to, and generally engage in any kind of banking, trust or other business with any Credit Party or any Affiliate of any Credit Party as if it were not performing the duties specified herein, and may accept fees and other consideration from any Credit Party for services in connection with this Agreement and otherwise without having to account for the same to the Banks.

             11.08 Holders. The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes hereof unless and until a written notice of the assignment, transfer or endorsement thereof, as the case may be, shall have been filed with the Administrative Agent. Any request, authority or consent of any Person or entity who, at the time of making such request or giving such authority or consent, is the holder of any Note shall be conclusive and binding on any subsequent holder, transferee, assignee or endorsee, as the case may be, of such Note or of any Note or Notes issued in exchange therefor.

             11.09 Resignation by the Administrative Agent. (a) The Administrative Agent may resign from the performance of all its functions and duties hereunder and/or under the other Credit Documents at any time by giving 25 Business Days' prior written notice to the Borrower and the Banks. Such resignation shall take effect upon the appointment of a successor Administrative Agent pursuant to clauses (b) and (c) below or as otherwise provided below.

             (b) Upon any such notice of resignation, the Banks shall appoint a successor Administrative Agent hereunder or thereunder who shall be a commercial bank or trust company reasonably acceptable to the Borrower.

             (c) If a successor Administrative Agent shall not have been so appointed within such 25 Business Day period, the Administrative Agent, with the consent of the Borrower, shall then appoint a successor
Administrative Agent who shall serve as Administrative Agent hereunder or thereunder until such time, if any, as the Banks appoint a successor Administrative Agent as provided above.

             (d) If no successor Administrative Agent has been appointed pursuant to clause (b) or (c) above by the 30th Business Day after the date such notice of resignation was given by the Administrative Agent, the Administrative Agent's resignation shall become effective and the Banks shall thereafter perform all the duties of the Administrative Agent hereunder and/or under any other Credit Document until such time, if any, as the Banks appoint a successor Administrative Agent as provided above.

             Section 12.    Miscellaneous.

             12.01 Payment of Expenses, etc. The Borrower agrees to: (i) whether or not the transactions herein contemplated are consummated, pay all reasonable out-of-pocket costs and expenses of the Administrative Agent in connection with the preparation, execution and delivery of the Credit Documents and the documents and instruments referred to therein (including, without limitation, the reasonable fees and disbursements of one special counsel and of any local or foreign counsel); (ii) pay all reasonable out-of-pocket costs and expenses of the Administrative Agent in connection with any amendment, waiver or consent relating to the Credit Documents and the documents and instruments referred to therein (including without limitation, the reasonable fees and disbursements of one special counsel and of any local or foreign counsel) and of the Administrative Agent and each of the Banks in connection with the enforcement of the Credit
Documents and the documents and instruments referred to therein (including, without limitation, the reasonable fees and disbursements of counsel for the Administrative Agent and for each of the Banks; (iii) pay and hold each of the Banks harmless from and against any and all present and future stamp and other similar taxes with respect to the foregoing matters and save each of the Banks harmless from and against any and all liabilities with respect to or resulting from any delay or omission (other than to the extent attributable to such Bank) to pay such taxes; and (iv) indemnify the Administrative Agent and each Bank, its officers, directors, employees, representatives and agents from and hold each of them harmless against any and all losses, liabilities, claims, damages, or expenses incurred by any of them as a result of, or arising out of, or in any way related to, or by reason of, any investigation, litigation or other proceeding (whether or not the Administrative Agent or any Bank is a party thereto) related to the entering into and/or performance of any Credit Document or the use of the proceeds of any Loans hereunder or the consummation of any transactions contemplated in any Credit Document, including, without limitation, the reasonable fees and disbursements of counsel incurred in connection with any such investigation, litigation or other proceeding (but excluding any such losses, liabilities, claims, damages or expenses to the extent incurred by reason of the gross negligence or willful misconduct of the Person to be indemnified); provided that the Borrower shall not be required to pay for the legal fees and expenses of more than one outside counsel for all persons indemnified under this clause (iv) unless, in the written opinion of outside counsel reasonably satisfactory to the Borrower, representation of all such indemnified persons would be inappropriate due to the existence of an actual or potential conflict of interest. The Administrative Agent and each Bank agrees to notify the Borrower promptly of any assertion against it (or any of its officers, directors, employees, representatives or agents) of any claim or the commencement of any action or proceeding relating to any transaction contemplated hereby, provided that the failure of the Administrative Agent or such Bank to notify the Borrower shall not affect the rights of the Administrative Agent, any Bank or any other person entitled to indemnification pursuant to this Section
12.01 but the Borrower shall not be deemed to be in default of its obligation to so indemnify until such notice has been received by the Borrower and the Borrower has failed to perform as required by this Section 12.01.

             12.02 Right of Setoff. In addition to any rights now or hereafter granted under applicable law or otherwise, and not by way of limitation of any such rights, upon the occurrence and continuance of an Event of Default, each Bank is hereby authorized at any time or from time to time, without presentment, demand, protest or other notice of any kind to any Credit Party or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and apply any and all deposits (general or special) and any other Indebtedness at any time held or owing by such Bank (including without limitation by branches and agencies of such Bank wherever located) to or for the credit or the account of such Credit Party against and on account of the Obligations and liabilities of such Credit Party under this Agreement or under any of the other Credit Documents, including, without limitation, all interests in Obligations of such Party purchased by such Bank pursuant to Section 12.06(b), and all other claims of any nature or description arising out of or connected with this Agreement or any other Credit Document, irrespective of whether or not such Bank shall have made any demand hereunder and although said Obligations, liabilities or claims, or any of them, shall be contingent or unmatured.

             12.03 Notices. Except as otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (including telegraphic, telex, telecopier or cable communication) and mailed, telegraphed, telexed, telecopied, cabled or delivered, if to Borrower, at its address specified opposite its signature below or in any Credit Document executed by it; if to any Bank, at its address specified opposite its signature below; and if to the Administrative Agent, at its Notice Office; or, as to the Borrower or the Administrative Agent, at such other address as shall be designated by such party in a written notice to the other parties hereto and, as to each other party, at such other address as shall be designated by such party in a written notice to the Borrower and the Administrative Agent. All such notices and communications shall, when mailed, telegraphed, telexed, telecopied, or cabled or sent by overnight courier, be effective upon receipt, or in any event, three Business Days after being deposited in the mails, delivered to the telegraph company, cable company or overnight courier, as the case may be, or sent by telex or telecopier, except that notices and communications to the Administrative Agent shall not be effective until received by the Administrative Agent.

             12.04 Successors and Assigns. (a) This Agreement shall be binding upon and inure to the benefit of the Borrower, the Administrative Agent and the Banks and their respective successors and assigns. The Borrower may not assign or transfer any of its rights or obligations hereunder without the written consent of the Banks. Each Bank may sell participations to any Person in all or part of any Loan, or all or any part of its Notes or Commitments, to another bank or other entity, in which event, without limiting the foregoing, the provisions of Sections 1.10, 1.11, 2.06 and 4.04 shall inure to the benefit of each purchaser of a participation and the pro rata treatment of payments, as described in Sections 4.01 and 4.02, shall be determined as if the Bank had not sold such participation. In the event any Bank shall sell any participation, such Bank shall retain the sole right and responsibility to enforce the obligations of the Borrower relating to the Loans, including, without limitation, the right to approve any amendment, modification or waiver of any provision of this Agreement other than amendments, modifications or waivers with respect to any (i) fees payable hereunder to the Banks, (ii) the amount of principal or the rate of interest payable on, or the dates fixed for the final repayment of principal of the Loans and (iii) the release of the Lien on all or substantially all of the Collateral.

             (b) Each Bank may assign to one or more Banks or Eligible Assignees all or a portion of its interests, rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment and the same portion of the related Loans at the time owing to it and the related Note or Notes held by it); provided, however, that (i) other than in the case of an assignment to an Affiliate of the assigning Bank or another Bank, each of the Administrative Agent and the Borrower must give its prior written consent (provided that the Borrower's consent shall not be required if a Default or Event of Default shall have occurred and be occurring), which consent will not be unreasonably withheld, (ii) in the event such assignment is not made to an Affiliate of the assigning Bank or another Bank, the aggregate amount of the Commitment and/or Loans of the assigning Bank subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall in no event be less than $5,000,000 or such lesser amount representing the entire remaining Commitment of such assigning Bank, and, (iii) the parties to each such assignment shall execute and deliver to the Administrative Agent, for its acceptance and recording in the Register (as defined below), an Assignment and Acceptance in the form of Exhibit G hereto (each, an "Assignment and Acceptance") with blanks appropriately completed, together with any Note or Notes subject to such assignment and a processing and recordation fee of $3,000 and, provided further, that no such transfer or assignment by a Specified Bank will be effective until recorded by the Administrative Agent on the Register pursuant to Section 12.04(d) hereof. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least five Business Days after the execution thereof (A) the assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Bank hereby and (B) the Bank thereunder shall, to the extent provided in such assignment, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Bank's rights and obligations under this Agreement, such Bank shall cease to be a party hereto).

             (c) By executing and delivering an Assignment and Acceptance, the Bank assignor thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than the representation and warranty that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim, such Bank assignor makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or to in connection with the Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto; (ii) such Bank assignor makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or the performance or observance by the Borrower of any of its obligations under this Agreement or any other instrument or document furnished pursuant hereto; (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of the financial statements referred to in Section 6.07 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon the Administrative Agent, such Bank assignor or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Administrative Agent by the terms hereof, together with such powers as are reasonably incidental thereto; and (vi) such assignee agrees that it will perform in accordance with their terms all the obligations that by the terms of this Agreement are required to be performed by it as a Bank.

             (d) The Administrative Agent shall maintain at its Notice Office a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Banks and the Commitments of, and principal amount of the Loans owing to, each Bank from time to time (the "Register"). The entries in the Register shall be conclusive in the absence of manifest error and the Borrower, the Administrative Agent and the Banks may treat each person the name of which is recorded in the Register as a Bank hereunder for all purposes of this Agreement. The
Register shall be available for inspection by the Borrower or any Bank at any reasonable time and from time to time upon reasonable prior notice.
With respect to any Specified Bank, the Administrative Agent shall maintain the Register, solely for purposes of this Section 12.04(d), as an agent of the Borrower. The transfer of the Commitments and Loans of any Specified
Bank and the rights to the principal of, and interest on, any Loans or any Loans made pursuant to such Commitments shall not be effective until such transfer is recorded in the Register maintained by the Administrative Agent with respect to ownership of such Commitments and Loans and prior to such recordation all amounts owing to the transferor with respect to such Commitments and Loans shall remain owing to the transferor. The registration of an assignment or transfer by a Specified Bank of all or part of its Commitments and Loans shall be recorded by the Administrative Agent on the Register only upon the acceptance by the Administrative Agent of a properly executed and delivered Assignment and Acceptance pursuant to
Section 12.04(b). Coincident with the delivery by a Specified Bank of such Assignment and Acceptance to the Administrative Agent for acceptance and registration of an assignment or transfer of all or part of a Loan, or as soon thereafter as practicable, the assigning or transferor Specified Bank shall surrender the Registered Note evidencing such Loan, and thereupon one or more new Registered Notes in the same aggregate principal amount shall be issued to the assigning or transferor Specified Bank and/or the new
Bank. The Administrative Agent shall indemnify and defend the Borrower for and against any and all actions, claims, costs and damages which arise from or out of the agency relationship established by this Section 12.04(d) other than any actions, claims, costs and damages which result primarily from the gross negligence or willful misconduct of the Borrower. Subject to
Section 11.02, neither the Administrative Agent nor the Borrower shall be liable in any respect to the Banks in connection with the maintenance of the transfer and registration system pursuant to this Section 12.04(d).

             (e) Upon its receipt of an Assignment and Acceptance executed by an assigning Bank and the assignee thereunder together with any Note or Notes subject to such assignment, the written consent to such assignment and the Fee payable in respect thereto, the Administrative Agent shall, if such Assignment and Acceptance has been completed with blanks appropriately filled, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Borrower. Within five Business Days after receipt of notice, the Borrower, at its own expense, shall execute and deliver to the Administrative Agent in exchange for the surrendered Notes new Notes to the order of such assignee in accordance with the provisions of Section 1.05 hereof and, if the assigning Bank has retained Commitments and/or Loans hereunder, new Notes to the order of the assigning Bank in an amount equal to the Commitments and/or Loans retained by it hereunder. Such new Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Notes, shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form of the respective Note. Thereafter, such surrendered Notes shall be marked canceled and returned to the Borrower. Each new Bank that is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) and that could become completely exempt from withholding of any tax, assessment or other charge or levy imposed by or on behalf of the United States of America or any taxing authority thereof in respect of payment of Obligations due to such Bank if the Obligations were in registered form for U.S. Federal income tax purposes may request the Borrower (through the Administrative Agent), and the Borrower thereby agrees, upon such Bank's satisfaction of the requirements of Sections 4.04(b), to record such Obligations in the Register and exchange any Notes evidencing such Obligations for Notes in registered form ("Registered Notes") for U.S.
Federal income tax purposes (which form shall be in substantially the form of Exhibit B, as the case may be, except that such Registered Notes shall be made payable to such Bank or its registered assigns). Registered Notes shall be deemed to be and shall be Notes for all purposes of the Credit Agreement and the other Credit Documents. Any Bank that makes a request pursuant to the second immediately preceding sentence and receives
Registered Notes in exchange for its Notes, together with any subsequent transferee or assignee of such Bank, is hereinafter called a "Specified
Bank." Registered Notes may not be exchanged for Notes that are not in registered form.

             (f) Any Bank may, in connection with any assignment or participation or proposed assignment or participation pursuant to this
Section 12.04, disclose to the assignee or participant or proposed assignee or participant, any information relating to the Borrower furnished to such Bank by or on behalf of the Borrower, provided that prior to any such dis-closure, each such assignee or participant or proposed assignee or participant shall have executed a confidentiality letter in the form of Exhibit H hereto with respect to the preservation of the confidentiality of any confidential information relating to the Borrower and its Subsidiaries received from such Bank.

             12.05 No Waiver; Remedies Cumulative. No failure or delay on the part of the Administrative Agent or any Bank or any holder of a Note in exercising any right, power or privilege hereunder or under any other
Credit Document and no course of dealing between any Credit Party and the Administrative Agent or any Bank or the holder of any Note shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Credit Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights and remedies herein expressly provided are cumulative and not exclusive of any rights or remedies which the Administrative Agent or any Bank or the holder of any Note would otherwise have. No notice to or demand on any Credit Party in any case shall entitle such Credit Party to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Administrative Agent, the Banks or the holder of any Note to any other or further action in any circumstances without notice or demand.

             12.06 Payments Pro Rata. (a) The Administrative Agent agrees that promptly after its receipt of each payment from or on behalf of any Credit Party in respect of any Obligations of such Credit Party hereunder or under any Credit Document, it shall distribute such payment to the Banks pro rata based upon their respective shares, if any, of the Obligations with respect to which such payment was received.

             (b) Each of the Banks agrees that, if it should receive any amount hereunder (whether by voluntary payment, by realization upon security, by the exercise of the right of setoff or banker's lien, by counterclaim or cross action, by the enforcement of any right under the Credit Documents, or otherwise), which is applicable to the payment of the principal of, or interest on, the Loans, Unpaid Drawings or Commitment Commission, of a sum which with respect to the related sum or sums received by other Banks is in a greater proportion than the total of such Obligation then owed and due to such Bank bears to the total of such Obligation then owed and due to all of the Banks immediately prior to such receipt, then such Bank receiving such excess payment shall purchase for cash without recourse or warranty from the other Banks an interest in the Obligations of such Credit Party to such Banks in such amount as shall result in a proportional participation by all the Banks in such amount; provided that if all or any portion of such excess amount is thereafter recovered from such Bank, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.

             12.07 Calculations; Computations. (a) The financial statements to be furnished to the Banks pursuant hereto shall be made and prepared in accordance with generally accepted accounting policies and principles consistently applied throughout the periods involved (except as set forth in the notes thereto). The Projections have been made and prepared in accordance with the same accounting policies and principles as the financial statements delivered pursuant to Section 6.07(a). All calculations and computations determining compliance with Sections 4.02 and 8 shall utilize accounting principles and policies in conformity with those used to prepare the financial statements referred to in Section 6.07(a).

             (b) All computations of interest, Commitment Commission and Fees hereunder shall be made on the actual number of days elapsed over a period of 360 days. All interest shall accrue from the date funds are made available to the Borrower to, but not including, the date of repayment thereof or of the end of an Interest Period therefor; provided that if any Loan is repaid on the same day on which it is borrowed hereunder, one day's interest shall be paid on such Loan.

             12.08     GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE.
(a) THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE BORROWER HEREUNDER AND THEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK. Any legal action or proceeding with respect to this Agreement or any other Credit Document may be brought in the courts of the State of New York or of the United States for the Southern District of New York, and, by execution and delivery of this Agreement, the Borrower hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. The Borrower hereby irrevocably designates, appoints and empowers CT Corporation System, with offices on the date hereof at 1633 Broadway, New York, New York as its designee, appointee and agent to receive, accept and acknowledge for and on its behalf, and in respect of its property, service of any and all legal process, summons, notices and documents which may be served in any such action or proceeding. The Administrative Agent agrees to use reasonable good faith efforts to mail, by registered or certified mail, to the Borrower, at its address set forth opposite its signature below, copies of any correspondence mailed or delivered to CT Corporation System in connection with the immediately preceding sentence; provided that no failure of the Borrower to receive, for any reason, copies of such correspondence shall in any way affect the effectiveness of the delivery of any legal process, summons, notice or documents delivered to the Borrower's agent for service of process. If for any reason such designee, appointee and agent shall cease to be available to act as such, the Borrower agrees to designate a new designee, appointee and agent in New York City on the terms and for the purposes of this provision satisfactory to the Administrative Agent. The Borrower further irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to the Borrower at its address set forth opposite its signature below, such service to become effective thirty days after such mailing. Nothing herein shall affect the right of the Administrative Agent, any Bank or the holder of any Note to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against the Borrower in any other jurisdiction.

             (b) The Borrower hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Agreement or any other Credit Document brought in the courts referred to in clause
(a) above and hereby further irrevocably waives and agrees not to plead or claim in any such court, any such action or proceeding brought in any such court has been brought in an inconvenient forum. The Borrower further waives any right it may have to trial by jury in any court or jurisdiction, including, without limitation, the jurisdictions and courts referred to in clause (a) above.

             12.09 Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A set of counterparts executed by all the parties hereto shall be lodged with the Borrower and the Administrative Agent.

             12.10 Effectiveness. This Agreement shall become effective on the date (the "Second Restatement Effective Date") on which (i) the Borrower, the Administrative Agent, the Documentation Agent and each of the Continuing Banks shall have signed a copy hereof (whether the same or different copies) and shall have delivered the same to the Administrative Agent at the Payment Office of the Administrative Agent or, in the case of the Banks, shall have given to the Administrative Agent telephonic (confirmed in writing), written telex or facsimile transmission notice (actually received) at such office that the same has been signed and mailed to it and (ii) the conditions set forth in Section 5.01 have been satisfied.

             12.11. Headings Descriptive. The headings of the several sections and subsections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

             12.12. Amendment or Waiver. Neither this Agreement nor any other Credit Document nor any terms hereof or thereof may be changed, waived, discharged or terminated unless such change, waiver, discharge or termination is in writing signed by the Borrower and the Required Banks; provided, however, that no such change, waiver, discharge or termination shall, without the consent of each Bank affected thereby (i) extend the final maturity of any Loan or Note, or reduce the rate or extend the time of payment of interest or Fees thereon, or increase the Commitments of any Bank over the amount thereof then in effect (it being understood that a waiver of any Default or Event of Default or of a mandatory reduction in the Total Commitment shall not constitute a change in the terms of any Commitment of any Bank, (ii) release all or substantially all of the Collateral or the Guaranties except, in each case as shall be otherwise provided herein or in any other Credit Document, (iii) amend, modify or waive any provision of this Section, (iv) reduce the percentage specified in the definition of Required Banks or (v) consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement. Notwithstanding anything to the contrary contained herein, the modifications contemplated by 12.04 (to the extent needed to make new Banks party to this Agreement) shall in each case be permitted in accordance with the terms thereof.

             12.13. Obligation to Make Payments in Dollars. The obligation of the Borrower to make payment in Dollars of the principal of and interest on the Notes and any other amounts due hereunder or under any other Credit Document to the Payment Office of the Administrative Agent as provided in
Section 4.03 shall not be discharged or satisfied by any tender, or any recovery pursuant to any judgment, which is expressed in or converted into any currency other than Dollars, except to the extent such tender or recovery shall result in the actual receipt by the Administrative Agent at its Payment Office on behalf of the Banks or holders of the Notes of the full amount of Dollars expressed to be payable in respect of the principal of and interest on the Notes and all other amounts due hereunder or under any other Credit Document. The obligation of the Borrower to make payments in Dollars as aforesaid shall be enforceable as an alternative or additional cause of action for the purpose of recovery in Dollars of the amount, if any, by which such actual receipt shall fall short of the full amount of Dollars expressed to be payable in respect of the principal of and interest on the Notes and any other amounts due under any other Credit Document, and shall not be affected by judgment being obtained for any other sums due under this Agreement or under any other Credit Document.

             12.14. Survival. All indemnities set forth herein including, without limitation, in Sections 1.10, 1.11, 2.06, 4.04, 11.06 and 12.01
shall survive the execution and delivery of this Agreement and the Notes and the making and repayment of the Loans.

             12.15. Domicile of Loans. Each Bank may transfer and carry its Loans at, to or for the account of any branch, office, Subsidiary or Affiliate of such Bank, provided that the Borrower shall not be responsible for costs arising under Section 1.10, 1.11, 2.06 or 4.04 resulting from any such transfer to the extent not otherwise applicable to such Bank prior to such transfer.

             12.16. Confidentiality. Subject to Section 12.04 the Banks shall hold all Non-Public Information obtained pursuant to the requirements of this Agreement in accordance with its customary procedure for handling confidential information of this nature and in accordance with safe and sound banking practices and in any event may make disclosure reasonably required by any bona fide assignee or participant in connection with the contemplated transfer of any Loans or participation therein or as required or requested by any governmental agency or representative thereof or pursuant to legal process, provided that, unless specifically prohibited by applicable law or court order, each Bank shall notify the Borrower of any request by any governmental agency or representative thereof (other than any such request in connection with an examination of the financial condition of such Bank by such governmental agency) for disclosure of any such Non-Public Information prior to disclosure of such information, and provided further that in no event shall any Bank be obligated or required to return any materials furnished by the Borrower or any Subsidiary. "Non-Public Information" shall mean information other than (i) information which is publicly available or becomes publicly available other than as a result of a breach by the relevant Bank of its obligations under this Section 12.16, (ii) information which becomes available to a Bank from a source other than the Borrower or its representatives and not in contravention of any other confidentiality obligations of which such Bank has actual knowledge or (iii) information which was available to the relevant Bank on a non-confidential basis prior to its disclosure by the Borrower to such Bank.

             12.17. Amendment and Restatement; ESOP Loans. (a) Upon the effectiveness of this Agreement, the parties hereto agree that the Original Credit Agreement is amended and restated in its entirety upon the terms and conditions set forth herein, and except as described in clause (b)(ii), below shall be of no further force or effect.

             (b) Notwithstanding anything to the contrary contained in this Agreement, the Original Credit Agreement and any and all amendments thereto, with respect to the ESOP Loans (as defined in the Original Credit Agreement):

             (i) Upon the occurrence of the Second Restatement Effective Date, the Continuing Banks will be deemed to have purchased the ESOP Loans of the Non-Continuing Banks from such Non-Continuing Banks;

             (ii) Until the repayment of the ESOP Loans, the ESOP Loans will be (x) held by the Continuing Banks and (y) governed by the terms and conditions of the Original Credit Agreement, as in effect immediately prior to the Second Restatement Effective Date;

             (iii) An amount of the Disposition Proceeds equal to the outstanding obligations on the ESOP Loans on the Second Restatement Effective Date paid to the Banks under the terms Section 5.01(j)(iii) will be delivered to the Administration Agent and held by it for the benefit of the Continuing Banks as security pursuant to security arrangements satisfactory to the Administrative Agent (the "ESOP Loan Security") for the repayment of the ESOP Loans (which Disposition Proceeds may be applied to repay the ESOP Loans at any time); and

             (iv) On January 2, 1998, the Administrative Agent will apply, without any further instruction from any other Person, the ESOP Loan Security to the outstanding principal of the ESOP Loans, and provided that the ESOP Loans are repaid in full, the terms and conditions of the Original Credit Agreement, as amended and restated immediately prior to the Second Restatement Effective Date, will have no force and effect, except as otherwise provided for in, or unless otherwise incorporated by, this Agreement.

             12.18 Conversion of Original Loans of Continuing Banks; Termination of Commitments of Non-Continuing Banks. Notwithstanding anything to the contrary contained in the Original Credit Agreement, this Agreement or any other Credit Document, the Borrower and each of the Banks hereby agree that on the Second Restatement Effective Date, (i) each Bank with a Commitment as set forth on Schedule I (after giving effect to the Second Restatement Effective Date) shall make or maintain (including by way of conversion) that principal amount of Loans to the Borrower as is required by Section 1.01, provided that if the Original Loans of any Continuing Bank outstanding on the Second Restatement Effective Date (immediately before giving effect thereto) exceed the aggregate principal amount of Loans required to be made available by such Bank on such date
(after giving effect to the Second Restatement Effective Date), then
Original Loans of such Continuing Bank in an amount equal to such excess shall be repaid on the Second Restatement Effective Date, together with interest thereon, to such Continuing Bank and (ii) in the case of each Non-Continuing Bank, all of such Non-Continuing Bank's Original Loans outstanding on the Second Restatement Effective Date shall be repaid in full on such date, together with interest thereon and all accrued Fees (and any other amounts) owing to such Non-Continuing Bank, and the Commitment (under, and as defined in, the Original Credit Agreement) of such Non-Continuing Bank, if any, shall be terminated, effective upon the occurrence of the Second Restatement Effective Date. Notwithstanding anything to the contrary contained in the Original Credit Agreement, this Agreement or any other Credit Document, the parties hereto hereby consent to the repayments and reductions required above, and agree that in the event that any Original Bank shall fail to execute a counterpart of this Agreement prior to the occurrence of the Second Restatement Effective Date, such Original
Bank shall be deemed to be a Non-Continuing Bank and, concurrently with the occurrence of the Second Restatement Effective Date, the Commitment (under, and as defined in, the Original Credit Agreement) of such Original Bank, if any, shall be terminated, all Original Loans of such Original Bank outstanding on the Second Restatement Effective Date shall be repaid in full, together with interest thereon and all accrued Fees (and any other amounts) owing to such Original Bank, and concurrently with the occurrence of the Second Restatement Effective Date, such Original Bank shall no longer constitute a "Bank" under this Agreement and the other Credit
Documents, provided that all indemnities of the Credit Parties under the Original Credit Agreement and the other Credit Documents (as in effect prior to the Second Restatement Effective Date) for the benefit of such Original Bank shall survive in accordance with the terms thereof.


             IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Agreement as of the date first above written.

Address:
The Interlake Corporation
550 Warrenville Road
Lisle, IL  60532-4387
Attention:_______________

THE INTERLAKE CORPORATION


By: /s/Stephen Gregory
Name:  Stephen Gregory
Title:    Vice President - Finance
            and Chief Financial Officer





BANKS
The Chase Manhattan Bank
270 Park Avenue
New York, NY 10017
Attention:_______________


THE CHASE MANHATTAN BANK,
     Individually and as
     Administrative Agent


By: /s/Timothy Storms
Name: Timothy Storms
Title:   Managing Director






The First National Bank of
  Chicago
One First National Plaza
Suite 0088
Chicago, IL  60670
Attention:  _______________



THE FIRST NATIONAL BANK OF
  CHICAGO
Individually, and as Documentation Agent


By: /s/Karen Kizer
Name: Karen Kizer
Title:   Senior Vice President




                                                           SCHEDULE I
                                                               to
                                                        Credit Agreement

                                                         COMMITMENTS

Part A
Bank

The Chase Manhattan Bank                                  $51,000,000

The First National Bank of Chicago                        $51,000,000

    TOTAL Commitment                                      $102,000,000



Part B
Bank

The Chase Manhattan Bank                                  $53,000,000

The First National Bank of Chicago                        $53,000,000

      TOTAL Commitment                                    $106,000,000